                                                               EXECUTION COPY
-------------------------------------------------------------------------------
                           FIRST AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      among

                                PXRE CORPORATION,
                                  as Borrower,

                                 PXRE GROUP LTD.

                                       and

                              PXRE (BARBADOS) LTD.,
                                 as Guarantors,

                            THE LENDERS NAMED HEREIN,

                                       and

                           FIRST UNION NATIONAL BANK,
                                    as Agent

                       $75,000,000 Senior Credit Facility

                       Lead Arranger and Sole Book-Runner:
                        FIRST UNION CAPITAL MARKETS CORP.

                           Dated as of August 31, 1999

-------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                           Page

RECITALS..................................................................................... 1


                                    ARTICLE I

                                   DEFINITIONS

1.1      Defined Terms....................................................................... 2
1.2      Accounting Terms....................................................................23
1.3      Other Terms; Construction...........................................................24

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

2.1      Commitments.........................................................................24
2.2      Borrowings..........................................................................24
2.3      Disbursements; Funding Reliance; Domicile of Loans..................................25
2.4      Notes...............................................................................26
2.5      Termination and Reduction of Commitments............................................26
2.6      Mandatory Payments and Prepayments..................................................27
2.7      Voluntary Prepayments...............................................................28
2.8      Interest............................................................................29
2.9      Fees................................................................................31
2.10     Interest Periods....................................................................31
2.11     Conversions and Continuations.......................................................32
2.12     Method of Payments; Computations....................................................33
2.13     Recovery of Payments................................................................34
2.14     Use of Proceeds.....................................................................34
2.15     Pro Rata Treatment..................................................................34
2.16     Increased Costs; Change in Circumstances; Illegality; etc...........................35
2.17     Taxes...............................................................................37
2.18     Compensation........................................................................39

                                   ARTICLE III

                             CONDITIONS OF BORROWING

3.1      [Intentionally left blank]..........................................................39
3.2      [Intentionally left blank]..........................................................39
3.3      Conditions of All Borrowings........................................................40
3.4      Conditions of effectiveness of this Agreement and conditions of Borrowings after the Reorganization..................................................................40


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.1      Corporate Organization and Power....................................................42
4.2      Authorization; Enforceability.......................................................43
4.3      No Violation........................................................................43
4.4      Governmental and Third-Party Authorization; Permits.................................43
4.5      Litigation..........................................................................44
4.6      Taxes...............................................................................44
4.7      Subsidiaries........................................................................45
4.8      Full Disclosure.....................................................................45
4.9      Margin Regulations..................................................................45
4.10     No Material Adverse Change..........................................................45
4.11     Financial Matters...................................................................45
4.12     Ownership of Properties.............................................................47
4.13     ERISA...............................................................................47
4.14     Environmental Matters...............................................................48
4.15     Compliance With Laws................................................................49
4.16     Regulated Industries................................................................49
4.17     Insurance...........................................................................49
4.18     Material Contracts..................................................................49
4.19     Reinsurance Agreements..............................................................50
4.20     Labor Relations.....................................................................51
4.21     Year 2000 Compatibility.............................................................51
4.22     Compliance with Old Credit Agreement................................................51

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

5.1      Financial Statements................................................................51
5.2      Statutory Financial Statements......................................................53
5.3      Other Business and Financial Information............................................53
5.4      Corporate Existence; Franchises; Maintenance of Properties..........................56
5.5      Compliance with Laws................................................................57
5.6      Payment of Obligations..............................................................57
5.7      Insurance...........................................................................57
5.8      Maintenance of Books and Records; Inspection........................................57
5.9      Permitted Acquisitions..............................................................58
5.10     Year 2000 Compatibility.............................................................59
5.11     Further Assurances..................................................................59

                                   ARTICLE VI

                               FINANCIAL COVENANTS

6.1      Leverage Ratio......................................................................59
6.2      Fixed Charge Coverage Ratio.........................................................59
6.3      Risk-Based Capital Ratio............................................................59
6.4      Combined Statutory Surplus..........................................................59

                                   ARTICLE VII

                               NEGATIVE COVENANTS

7.1      Merger; Consolidation...............................................................60
7.2      Indebtedness........................................................................60
7.3      Liens...............................................................................62
7.4      Disposition of Assets...............................................................64
7.5      Investments.........................................................................65
7.6      Restricted Payments.................................................................67
7.7      Transactions with Affiliates........................................................68
7.8      Lines of Business...................................................................70
7.9      Certain Amendments..................................................................70
7.10     Limitation on Certain Restrictions..................................................70
7.11     No Other Negative Pledges...........................................................70
7.12     Accounting Changes..................................................................71
7.13     Ratings.............................................................................71
7.14     Reinsurance Agreements..............................................................71

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

8.1      Events of Default...................................................................73
8.2      Remedies: Termination of Commitments, Acceleration, etc.............................75
8.3      Remedies: Set-Off...................................................................76

                                   ARTICLE IX

                                    GUARANTY

9.1      Guaranty............................................................................76
9.2      Right of Set-Off....................................................................77
9.3      No Subrogation......................................................................77
9.4      Amendments, etc. with respect to the Obligations; Waiver of Rights..................78
9.5      Guaranty Absolute and Unconditional.................................................78
9.6      Reinstatement.......................................................................79


9.7      Payments............................................................................79

                                    ARTICLE X

                                    THE AGENT

10.1     Appointment.........................................................................80
10.2     Nature of Duties....................................................................80
10.3     Exculpatory Provisions..............................................................80
10.4     Reliance by Agent...................................................................81
10.5     Non-Reliance on Agent and Other Lenders.............................................81
10.6     Notice of Default...................................................................82
10.7     Indemnification.....................................................................82
10.8     The Agent in its Individual Capacity................................................82
10.9     Successor Agent.....................................................................83

                                   ARTICLE XI

                                  MISCELLANEOUS

11.1     Fees and Expenses...................................................................83
11.2     Indemnification.....................................................................84
11.3     Governing Law; Consent to Jurisdiction..............................................85
11.4     Waiver of Jury Trial................................................................86
11.5     Notices.............................................................................86
11.6     Amendments, Waivers, etc............................................................87
11.7     Assignments, Participations.........................................................88
11.8     No Waiver...........................................................................90
11.9     Successors and Assigns..............................................................90
11.10    Survival............................................................................91
11.11    Severability........................................................................91
11.12    Construction........................................................................91
11.13    Confidentiality.....................................................................91
11.14    Counterparts; Effectiveness.........................................................91
11.15    Disclosure of Information...........................................................92
11.16    Entire Agreement....................................................................92

                                    EXHIBITS

Exhibit A         Form of Note
Exhibit B-1       Form of Notice of Borrowing
Exhibit B-2       Form of Notice of Conversion/Continuation
Exhibit C-1       Form of GAAP Compliance Certificate
Exhibit C-2       Form of SAP Compliance Certificate
Exhibit D         Form of Assignment and Acceptance
Exhibit E-1       Form of Opinion of Morgan, Lewis & Bockius LLP
Exhibit E-2       Form of Opinion of Conyers Dill & Pearman, Bermuda Counsel
Exhibit E-3       Form of Opinion of Chancery Chambers, Barbados Counsel
Exhibit F         Form of Financial Condition Certificate


                                    SCHEDULES

Schedule 1.1      Commitments and Addresses of Lenders
Schedule 4.4      Consents and Approvals
Schedule 4.7      Subsidiaries
Schedule 4.18     Material Contracts
Schedule 4.19     Reinsurance Agreements
Schedule 7.2      Indebtedness
Schedule 7.3      Liens
Schedule 7.5(a)   Existing Investments
Schedule 7.5(b)   PXRE Reinsurance's Investment Policy
Schedule 7.5(c)   PXRE Bermuda's Investment Policy
Schedule 7.7      Transactions with Affiliates

                           FIRST AMENDED AND RESTATED

                                CREDIT AGREEMENT

         THIS FIRST AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the ____ day of August, 1999 (this "Agreement"), is made among PXRE CORPORATION, a Delaware corporation with its principal offices in Edison, New Jersey (the "Borrower"), PXRE GROUP LTD., a Bermuda corporation ("PXRE Group"), PXRE (BARBADOS) LTD., a Barbados corporation ("PXRE Barbados," and collectively with PXRE Group, the "Guarantors"), the banks and financial institutions listed on
Schedule 1.1 or that become parties hereto after the date hereof (collectively, the "Lenders"), and FIRST UNION NATIONAL BANK ("First Union"), as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

         A. Pursuant to a Reorganization (as defined herein), PXRE Group intends to become the indirect parent holding company of the Borrower. The Reorganization will be effected by the merger of PXRE Merger Corp., a newly formed wholly-owned Delaware subsidiary of PXRE (Barbados) Ltd., a newly formed wholly-owned subsidiary of PXRE Group, into the Borrower, with the Borrower being the surviving entity.

         B. The Lenders are willing to approve the Reorganization and continue to make available to the Borrower the credit facilities described herein subject to and on the terms and conditions set forth in this Agreement.

         C. This Agreement amends and restates the Credit Agreement, dated as of the 30th day of December, 1998, among the Borrower, the Lenders and the Agent (as amended through the Second Amendment dated June 25, 1999 and execution of Joinder Agreements dated May 18, 1999, the "Old Credit Agreement"). The Old Credit Agreement evidenced the commitment of First Union to make available to the Borrower $50,000,000 of the credit facility described therein, which was subsequently increased to $75,000,000 through the addition of new Lenders by execution of Joinder Agreements on May 18, 1999.

         D. This Agreement (other than Sections 11.1 and 11.2) shall not become effective until the consummation of the Reorganization and the satisfaction of the terms and conditions set forth in Section 3.4, at which time the Old Credit Agreement shall be amended hereby and, to the extent inconsistent herewith, of no further effect; provided that until such time, the Old Credit Agreement shall remain in full force and effect; provided, further, that, subject to the terms and conditions set forth in this Agreement, the Required Lenders hereby consent to the formation of PXRE Group, PXRE Barbados, PXRE Bermuda, and PXRE Merger Corp. as described in the Reorganization Documents.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

         "Account Designation Letter" shall mean a letter from the Borrower to the Agent, duly completed and signed by an Authorized Officer and in form and substance satisfactory to the Agent, listing any one or more accounts to which the Borrower may from time to time request the Agent to forward the proceeds of any Loans made hereunder.

         "Acquisition" shall mean any transaction or series of related transactions (other than the Reorganization), consummated on or after the date hereof, by which PXRE Group directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, or all or substantially all of the assets, of any Person or any line of business, block of business or division of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

         "Acquisition Amount" shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid by PXRE Group and its Subsidiaries in connection with such Acquisition, (ii) the Fair Market Value of all Capital Stock of PXRE Group issued or given in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by PXRE Group and its Subsidiaries in connection with such Acquisition, (iv) all additional purchase price amounts in connection with such Acquisition in the form of earnouts and other contingent obligations that should be recorded as a liability on the balance sheet of PXRE Group and its Subsidiaries or expensed, in either event in accordance with GAAP, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the Securities and Exchange Commission, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition, (vi) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and finders' fees and expenses) incurred by PXRE Group and its Subsidiaries in connection with such Acquisition and (vii) the aggregate fair market value of all other consideration given by PXRE Group and its Subsidiaries in connection with such Acquisition.

         "Adjusted Base Rate" shall mean, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Margin Percentage for Base Rate Loans as in effect at such time.

         "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Margin Percentage for LIBOR Loans as in effect at such time.

         "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or
(ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

         "Agent" shall mean First Union, in its capacity as Agent appointed under Article X, and its successors and permitted assigns in such capacity.

         "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

         "Amendment Fee Letter" shall mean the letter from First Union to Borrower, dated August 3, 1999, relating to certain fees payable by the Borrower in respect of the Reorganization.

         "Annual Statement" shall mean, with respect to any Insurance Subsidiary for any fiscal year, the annual financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

         "Applicable Margin Percentage" shall mean, at any time from and after the Closing Date, the applicable percentage (a) to be added to the Base Rate pursuant to Section 2.8 for purposes of determining the Adjusted Base Rate, (b) to be added to the LIBOR Rate pursuant to Section 2.8 for purposes of determining the Adjusted LIBOR Rate, and (c) to be used in calculating the commitment fee payable pursuant to Section 2.9(b), in each case as determined under the following matrix with reference to the Borrower's senior unsecured debt rating by Moody's or Standard & Poor's (in each case based upon the higher of the two ratings), when available, or, if not available, then with reference to an implied senior or unsecured debt rating, if available (provided that, for purposes of this Agreement, the rating that is two levels higher than the rating of the Borrower's Trust Preferred Securities by Standard & Poor's and Moody's shall be deemed to be an implied senior or unsecured debt rating by Standard & Poor's and Moody's, respectively):


                                         Applicable                                      Applicable Margin
                  Moody's/                Margin               Applicable Margin          Percentage for
                 Standard &            Percentage for           Percentage for              Unutilized
Level          Poor's Rating          Base Rate Loans             LIBOR Loans             Commitments Fee
-----          -------------          ---------------             -----------             ---------------

 I             A3 / A- or above              0.0%                    0.750%                   0.175%


 II              Baa1 / BBB+                 0.0%                    0.875%                   0.200%


III               Baa2 / BBB                 0.0%                    1.000%                   0.250%


 IV              Baa3 / BBB-                 0.0%                    1.125%                   0.300%


 V          Less than Baa3 / BBB-            0.5%                    1.625%                   0.500%


Notwithstanding anything set forth herein to the contrary, if at any time the difference between the senior unsecured debt ratings by Moody's and Standard & Poor's is more than one rating grade, then for purposes of determining the applicable level set forth above, the higher of the two ratings shall be reduced to the rating that is the median between the higher rating and the lower rating (or its equivalent); or, if the median is not determinable, then the higher of such two ratings shall be reduced to one rating grade lower.

On each Adjustment Date (as hereinafter defined), the Applicable Margin Percentage for all Loans and the commitment fee payable pursuant to Section 2.9(b) shall be adjusted effective as of such date in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time an Event of Default described in Section 8.1(a) shall have occurred and be continuing, then at the election of the Required Lenders, at all times from and including the date on which such Event of Default occurred to the date on which such Event of Default shall have been cured or waived, each Applicable Margin Percentage shall be determined in accordance with Level V of the above matrix (notwithstanding the actual level). For purposes of this definition, "Adjustment Date" shall mean, with respect to any fiscal period of the Borrower beginning with the fiscal quarter ending December 31, 1998, the tenth (10th) Business Day after the announcement by either Moody's or Standard & Poor's of any change in its rating with respect to the Borrower's senior unsecured debt. Until the first Adjustment Date, each Applicable Margin Percentage shall be determined in accordance with Level III of the above matrix.

          "Asset Disposition" shall mean any sale, assignment, transfer or other disposition by the Borrower or any of its Subsidiaries to any other Person (other than to the Borrower or to a Wholly Owned Subsidiary of Borrower), whether in one transaction or in a series of related transactions, of any of its assets, business units or other properties (including any interests in property, whether tangible or intangible, and including Capital Stock of Subsidiaries), excluding (i) sales of investment assets in the ordinary course of business, (ii) sales and licenses of inventory and other assets in the ordinary course of business, (iii) the sale or exchange of used or obsolete equipment to the extent the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment, and (iv) any other disposition expressly permitted under Sections 7.4, 7.6 or 7.7.

        "Assignee" shall have the meaning given to such term in Section 11.7(a).

        "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Agent and the Borrower, in substantially the form of Exhibit D.

        "Authorized Officer" shall mean, with respect to any action specified herein, any officer of the Borrower or either Guarantor duly authorized by resolution of the board of directors of the Borrower or such Guarantor, as the case may be, to take such action on its behalf, and whose signature and incumbency shall have been certified to the Agent by the secretary or an assistant secretary of the Borrower or such Guarantor, as the case may be.

        "Available Dividend Amount" shall mean, with respect to any Insurance Subsidiary (other than PXRE Bermuda) for any period of four consecutive fiscal quarters, the aggregate maximum amount of dividends that is or, if such period were a fiscal year, would be permitted by the Insurance Regulatory Authority of its jurisdiction of domicile, under applicable Requirements of Law (without the necessity of any consent, approval or other action of such Insurance Regulatory Authority involving the granting of permission or the exercise of discretion by such Insurance Regulatory Authority), to be paid by such Insurance Subsidiary to the Borrower or another Subsidiary of the Borrower in respect of such four-quarter period as if such period were a fiscal year (whether or not any such dividends are actually paid).

        "Average Combined Invested Assets" shall mean, with respect to the Borrower's Insurance Subsidiaries for the four consecutive fiscal quarters most recently ending prior to the date referred to in the context in which the term is used, the average of the aggregate (without duplication) Invested Assets of such Subsidiaries, determined by dividing the sum of the aggregate Invested Assets as of the end of all four quarters by four.

        "Bankruptcy Code" shall mean 11 U.S.C. 'SS''SS'101 et seq., as amended from time to time, and any successor statute.

         "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, and (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

         "Base Rate Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted Base Rate.

         "Bermuda Reinsurance Agreements" shall mean the quota share reinsurance and stop-loss reinsurance agreements between PXRE Reinsurance and PXRE Bermuda on terms and conditions substantially consistent with those set forth in the summary of financial terms previously delivered to the Lenders, as the same may be amended from time to time.

         "Borrowing" shall mean the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to Section 2.11) on a single date of a group of Loans of a single Type and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

         "Borrowing Date" shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

         "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

         "Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

         "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least "A-1" or the equivalent thereof by Standard & Poor's or at least "P-1" or the equivalent thereof by Moody's, (iii) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's or at least A2 or the equivalent thereof by Moody's, (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clause
(i) through (iv) above.

         "Closing Date" shall mean December 30, 1998.

         "CMOs" shall mean any security or certificate representing any interest or participation in a pool of Mortgage Backed Securities (it being understood that Mortgage Backed Securities themselves are not CMOs).

         "Combined Net Cash Flow" shall mean, for any period and without duplication, the aggregate Net Cash Flow of the Borrower's non-Insurance Subsidiaries for such period. For purposes of this definition, "non-Insurance Subsidiaries" shall not include any Subsidiary of an Insurance Subsidiary.

         "Combined Statutory Capital and Surplus" shall mean, at any time, the aggregate (without duplication) of Statutory Capital and Surplus of each of the Borrower's Insurance Subsidiaries at such time, after eliminating the effect thereupon of any transactions among such Insurance Subsidiaries.

         "Commitment" shall mean, with respect to any Lender at any time, as applicable, (i) the amount set forth opposite such Lender's name on Schedule 1.1; or (ii) if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to Section 11.7(b) as such Lender's "Commitment," in each case as such amount may be reduced at or prior to such time pursuant to the terms hereof.

         "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of Exhibit C-1 or Exhibit C-2, together with a Covenant Compliance Worksheet.

         "Consolidated Indebtedness" shall mean, as of the last day of any fiscal quarter, the aggregate (without duplication) of all Indebtedness (whether or not reflected on PXRE Group's or any Subsidiary's balance sheet) of PXRE Group and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP, excluding reimbursement obligations with respect to letters of credit issued on behalf of or deposits placed by any Insurance Subsidiary for the benefit of Lloyd's to satisfy capital requirements imposed by Lloyd's to support such Insurance Subsidiary's business in the Lloyd's insurance Market and reimbursement obligations in respect of letters of credit issued for the benefit of any Insurance Subsidiary or PXRE Group in the ordinary course of its business to support the payment of obligations arising under insurance and reinsurance contracts and weather and similar swap agreements, but only in each case to the extent such letters of credit (i) are not drawn upon and (ii) are collateralized by cash or Cash Equivalents.

         "Consolidated Interest Expense" shall mean, for any period, the sum (without duplication) of (i) total interest expense of PXRE Group and its Subsidiaries for such period in respect of Consolidated Indebtedness of PXRE Group and its Subsidiaries (including, without limitation, all such interest expense accrued or capitalized during such period, whether or not actually paid during such period), determined on a consolidated basis in accordance with GAAP,

(ii) all net amounts payable under or in respect of Hedge Agreements, to the extent paid or accrued by PXRE Group and its Subsidiaries during such period, and (iii) all commitment fees and other ongoing fees in respect of Consolidated Indebtedness (including the fees provided for under Section 2.9) paid, accrued or capitalized by PXRE Group and its Subsidiaries during such period.

         "Consolidated Net Income" shall mean, for any period, net income (or loss) for PXRE Group and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Worth" shall mean, as of any date of determination with respect to any Person, the net worth of such Person and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP but (i) excluding any Disqualified Capital Stock and (ii) without regard to the requirements of FAS 115. When used without reference to a particular Person, the term "Consolidated Net Worth" shall be deemed to refer to PXRE Group.

         "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to PXRE Group and its Subsidiaries, the term Contingent Obligation shall not include (y) endorsements for collection or deposit in the ordinary course of business or (z) obligations entered into by an Insurance Subsidiary or by PXRE Group in the ordinary course of its business under insurance policies or contracts, reinsurance agreements and weather and similar swap agreements issued by it or to which it is a party (and security posted in the ordinary course of its business to secure obligations thereunder).

         "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to Exhibit C-1 or Exhibit C-2.

         "Credit Documents" shall mean this Agreement, the Notes, the Fee Letter, the Amendment Fee Letter, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

         "Credit Party" shall mean each of the Borrower and the Guarantors.

         "Debt Issuance" shall mean the issuance or sale by PXRE Group or any of its Subsidiaries of any debt securities, whether in a public offering of such securities or otherwise.

         "Debt Service" shall mean, for any period, the aggregate (without duplication) of all principal and Consolidated Interest Expense paid or accrued by PXRE Group and its Subsidiaries during such period in respect of Indebtedness (including, without limitation, the Loans).

         "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

         "Disqualified Capital Stock" shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or
(iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the first anniversary of the Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

         "Dollar Roll Agreements" shall mean, as to any Person, an agreement pursuant to which such Person sells securities to another Person and agrees to repurchase "substantially the same" securities (as determined by the Public Securities Association and GAAP) at a described or specified date and price.

         "Dollars" or "$" shall mean dollars of the United States of America.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, the Borrower, the Guarantors or any of the Subsidiaries, within the meaning of Sections 414(b),
(c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

         "ERISA Event" shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by PXRE Group or any ERISA Affiliate from a Multiemployer Plan that results in liability under
Section 4201 or 4204 of ERISA, or the receipt by PXRE Group or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by PXRE Group or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by PXRE Group or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against PXRE Group or any ERISA Affiliate to enforce
Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon PXRE Group or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of PXRE Group or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by PXRE Group or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which PXRE Group or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if PXRE Group or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

         "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $500,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person approved by the Required Lenders, which approval shall not be unreasonably withheld.

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

         "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

         "Event of Default" shall have the meaning given to such term in
Section 8.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "FAS 115" shall mean Statement of Financial Accounting Standards No. 115 issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants.

         "Fair Market Value" shall mean, with respect to any Capital Stock of PXRE Group given in connection with an Acquisition, the value given to such Capital Stock for purposes of such Acquisition by the parties thereto, as determined in good faith pursuant to the relevant acquisition agreement or otherwise in connection with such Acquisition.

         "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

         "Fee Letter" shall mean the letter dated December 2, 1998 from First Union to the Borrower relating to certain fees payable by the Borrower in respect of the transactions contemplated by the Old Credit Agreement, as amended, modified or supplemented from time to time.

         "Financial Condition Certificate" shall mean a fully completed and duly executed certificate, substantially in the form of Exhibit F, together with the attachments thereto.

         "Financial Officer" shall mean the chief financial officer, vice president - finance, principal accounting officer or treasurer of the Borrower or any Guarantor.

         "Fixed Charge Coverage Ratio" shall mean, as of the last day of any period of four consecutive fiscal quarters (the "Measurement Period"), the ratio of:

                   (i) the sum (without duplication) of (t) the Available Dividend Amount for the Measurement Period for the Borrower's Insurance Subsidiaries, other than each Insurance Subsidiary that is a Subsidiary of another Insurance Subsidiary, plus (u) the Net Tax Sharing Payments with respect to the Measurement Period, plus (v) the Combined Net Cash Flow (whether positive or negative) of the Borrower's non-Insurance Subsidiaries for the Measurement Period, plus (w) other Net Cash Flow to the Borrower or PXRE Group (whether positive or negative) during the Measurement Period, minus (x) Holding Company Expenses accrued during such Measurement Period, (y) minus stock repurchases by PXRE Group during such Measurement Period, other than stock repurchases effected between January 1, 1998 and the day immediately preceding the Closing Date, minus (z) dividends reasonably estimated by PXRE Group (based upon the most recent quarterly dividend rate as set forth in the relevant Covenant Compliance Worksheet) to be paid by PXRE Group during the period of four consecutive fiscal quarters immediately following the Measurement Period (the "Pro Forma Period"), to

                  (ii) the Debt Service with respect to the Loans and all other Consolidated Indebtedness reasonably determined by PXRE Group (and as set forth in the relevant Covenant Compliance Worksheet) to be required to be paid or accrued by PXRE Group and its Subsidiaries during the Pro Forma Period, based on the amount of the Loans and other Consolidated Indebtedness outstanding at the beginning of such period and assuming that the rates in effect at the beginning of such period, taking into account the benefit and costs of any Hedge Agreement with respect to the Loans, will remain in effect throughout such period;

provided that the stock repurchases referred to in subclause (y) of clause (i) above shall not include the $16,195,677 of such repurchases occurring between the Closing Date and June 30, 1999; and provided further that, for any portion of the Measurement Period prior to the Reorganization Date, this definition and the definitions of the capitalized terms used in this definition shall read as if "Borrower" were substituted for "PXRE Group."

         "GAAP" shall mean generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of Section 1.2).

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Gross Written Premiums" shall mean, with respect to any of the Borrower's Insurance Subsidiaries at any time, the amount of premiums written (after adding premiums on business assumed from others) as shown on line 32, page 9, Part 2B, sum of columns 1, 2a and 2b, of the Annual Statement of such Insurance Subsidiary, or the amount determined in a consistent manner for any date other than a date as of which an Annual Statement of such Insurance Subsidiary is prepared.

         "Guarantor Margin Stock" shall mean shares of capital stock of PXRE Group that are held by PXRE Group or any of its Subsidiaries and that constitute Margin Stock.

         "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedge Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

         "Holding Company Expenses" shall mean, for any period, the aggregate of all operating costs and expenses incurred or paid by the Borrower and the Guarantors during such period, including without limitation rent, utilities, professional fees, taxes (without duplication for taxes included in the determination of Net Tax Sharing Payments) and payroll expenses.

         "Hybrid Securities Issuance" shall mean the issuance, sale or other disposition by PXRE Group or any of its Subsidiaries of any security that creates an obligation of PXRE Group or such Subsidiary to pay money or issue (or cause an Affiliate to issue) Disqualified Capital Stock to the holder thereof, whether or not such security is classified or presented on PXRE Group's or such Subsidiary's balance sheet as long-term debt.

         "Indebtedness" shall mean, with respect to any Person (without duplication), (i) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to its involuntary liquidation preference, but excluding accrued dividends, if any, (viii) the net termination obligations of such Person under any Hedge Agreement that, as of any date of calculation hereunder, the counterparty thereto has the right to terminate, (ix) all indebtedness of such Person in respect of Dollar Roll Agreements and Reverse Repurchase Agreements, other than Dollar Roll Agreements and Reverse Repurchase Agreements of an Insurance Subsidiary entered into in the ordinary course of such Insurance Subsidiary's business, (x) all Contingent Obligations of such Person and (xi) all indebtedness referred to in clauses (i) through (x) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

         "Insurance Regulatory Authority" shall mean, with respect to any Insurance Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

         "Insurance Subsidiary" shall mean any direct or indirect Subsidiary of PXRE Group the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirements of Law of its jurisdiction of domicile, and shall mean and include, without limitation, each of PXRE Reinsurance, Transnational Insurance, PXRE Ltd. and PXRE Bermuda.

         "Interest Period" shall have the meaning given to such term in Section 2.10.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "Invested Assets" shall mean, as to any Insurance Subsidiary, as of any date, the total amount shown on page 2, column 4, line 9 of the Annual Statement of the Insurance Subsidiary, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

         "Investment Policy" shall mean, with respect to PXRE Reinsurance and PXRE Bermuda, such company's Investment Policy as of the date hereof, as set forth in Schedules 7.5(b) and 7.5(c).

         "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

         "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest appearing on Dow Jones Telerate Page 3750 (or any successor page) or (z) if no such rate is available, the rate of interest determined by the Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's LIBOR Loan comprising part of such Borrowing, by (ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

         "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to
Section 11.7, and their respective successors and assigns.

         "Lending Office" shall mean, with respect to any Lender, the office of such Lender designated as its "Lending Office" on Schedule 1.1 hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

         "Leverage Ratio" shall mean, as of any date of determination, the ratio of (i) Consolidated Indebtedness as of such date, provided that, whether or not any Trust Preferred Securities issued by the Borrower or any Subsidiary are included in Consolidated Indebtedness, the aggregate redemption value of all such securities shall be included in or added to, as the case may be, this clause (i) but only to the extent such aggregate redemption value as of such date exceeds fifteen percent (15%) of clause (ii) below, to (ii) the sum of Consolidated Indebtedness and Consolidated Net Worth, each as of such date, which sum shall include (without duplication) the aggregate redemption value of Trust Preferred Securities issued by the Borrower or any Subsidiary; provided that for any date of determination occurring prior to the Reorganization Date, the definitions of the capitalized terms used in this definition shall read as if "the Borrower" were substituted for "PXRE Group."

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

         "Lloyd's" shall mean the Society of Lloyd's of London, the Council of Lloyd's of London, or any other Person similarly associated with Lloyd's of London.

         "Loans" shall have the meaning given to such term in Section 2.1.

         "Margin Stock" shall have the meaning given to such term in Regulation U.

         "Material Adverse Change" shall mean a material adverse change in the condition (financial or otherwise), operations, business, properties or assets of PXRE Group and its Subsidiaries, taken as a whole; it being understood, however, that the events occurring during the third fiscal quarter of 1998 described in the Borrower's Form 10-Q filed on November 12, 1998 do not constitute, either individually or in the aggregate, a Material Adverse Change.

         "Material Adverse Effect" shall mean a material adverse effect upon (i) the condition (financial or otherwise), operations, business, properties or assets of PXRE Group and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower, the Guarantors or any Subsidiary to perform its obligations under this Agreement or any of the other Credit Documents to which it is a party or
(iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Agent and the Lenders hereunder and thereunder.

         "Material Contract" shall have the meaning given to such term in
Section 4.18.

         "Material Insurance Subsidiary" shall mean any Insurance Subsidiary that is a Material Subsidiary.

         "Material Subsidiary" shall mean each of (i) PXRE Reinsurance, (ii) Transnational Insurance, (iii) PXRE Bermuda, (iv) PXRE Barbados, (v) at the relevant time of determination, any Subsidiary having (after the elimination of intercompany accounts) (y) in the case of a non-Insurance Subsidiary, (A) assets constituting at least ten percent (10%) of the total assets of PXRE Group and its Subsidiaries on a consolidated basis, (B) revenues for the four quarters most recently ended constituting at least ten percent (10%) of the total revenues of PXRE Group and its Subsidiaries on a consolidated basis, or (C) Net Income for the four quarters most recently ended constituting at least ten percent (10%) of the Consolidated Net Income of PXRE Group and its Subsidiaries, in each case determined in accordance with GAAP as of the date of the GAAP financial statements of PXRE Group and all its Subsidiaries most recently delivered under Section 5.1 prior to such time (or, with regard to determinations at any time prior to the initial delivery of financial statements under Section 5.1, as of the date of the most recent financial statements referred to in Section 4.11(a)), or (z) in the case of an Insurance Subsidiary,
(A) assets constituting at least ten percent (10%) of the aggregate assets of all the Borrower's Insurance Subsidiaries, or (B) Gross Written Premiums for the four quarters most recently ended constituting at least ten percent (10%) of the aggregate Gross Written Premiums (without duplication) of all the Borrower's Insurance Subsidiaries, in each case determined in accordance with SAP as of the date of the statutory financial statements most recently delivered under Section 5.2 prior to such time (or, with regard to determinations at any time prior to the initial delivery of financial statements under Section 5.2, as of the date of the most recent financial statements referred to in Section 4.11(e)) and (vi) any Subsidiary that has one of the foregoing as a Subsidiary.

         "Maturity Date" shall mean March 31, 2005.

         "Moody's" shall mean Moody's Investors Service, Inc., its successors and assigns.

         "Mortgage Backed Securities" shall mean investment securities representing any undivided interest or participation in, or which are secured by, a pool of loans secured by mortgages or deeds of trust.

         "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

         "NAIC" shall mean the National Association of Insurance Commissioners and any successor thereto.

         "Net Amount Recoverable from Reinsurers" shall mean, as to any Insurance Subsidiary, as of any time, the amount as shown on Schedule F - Part 3, column 13 of the Annual Statement of such Insurance Subsidiary, or an amount determined in a consistent manner as of any date other than one as of which an Annual Statement is prepared.

         "Net Cash Flow" shall mean, for any Person for any period, (i) the aggregate Net Income of such Person for such period, plus (ii) the sum of depreciation expense, amortization (whether positive or negative) of intangible assets and other non-cash expenses, losses and charges reducing income, in each case to the extent taken into account in the calculation of such Net Income for such period, minus (iii) the sum of capital expenditures and all non-cash gains and other non-cash items taken into account in determining such Net Income for such period, plus (iv) any increase during such period in deferred taxes, minus
(v) any decrease during such period in deferred taxes; provided that with respect to PXRE Group, Net Cash Flow shall not include the Net Income of any Subsidiary except to the extent of cash dividends actually paid to PXRE Group during such period.

         "Net Cash Proceeds" shall mean, in the case of any Asset Disposition, Hybrid Securities Issuance or Debt Issuance, the aggregate cash payments received by PXRE Group and its Subsidiaries less reasonable and customary fees and expenses (including underwriting discounts and commissions) incurred by PXRE Group and its Subsidiaries in connection therewith.

         "Net Income" shall mean, with respect to any Person for any period, the net income (or loss), after extraordinary items, taxes and all other items of expense and income of such person for such period, determined in accordance with GAAP.

         "Net Tax Sharing Payments" shall mean, for any period, (i) the aggregate (without duplication) of all payments made or to be made to the Borrower by its Subsidiaries pursuant to tax sharing or tax allocation agreements or arrangements or otherwise in respect of taxable income realized during such period, minus (ii) the aggregate (without duplication) of all foreign, federal, state or local income, franchise and other tax payments made or to be made by the Borrower in respect of taxable income realized during such period and any payments made or to be made by the Borrower during such period pursuant to such tax sharing or tax allocation agreement or arrangement. For purposes of the Fixed Charge Coverage Ratio, if the amount in clause (ii) exceeds the amount in clause (i) hereof, the result shall be expressed as a negative amount.

         "Notes" shall mean the promissory notes of the Borrower in substantially the form of Exhibit A, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

         "Notice of Borrowing" shall have the meaning given to such term in Section 2.2(b).

         "Notice of Conversion/Continuation" shall have the meaning given to such term in Section 2.11(b).

         "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower to the Agent, any Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

         "Old Credit Agreement" shall have the meaning given to such term in the Recitals to this Agreement.

         "PAC I" shall mean a planned amortization class bond which is a tranche or class of CMO or REMIC that is retired according to a predetermined amortization schedule independent of the prepayment rate on the underlying collateral and which has the highest level of protection within the pool against prepayment or extension.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

         "PXRE Bermuda" shall mean PXRE Reinsurance Ltd., a corporation organized under the laws of Bermuda and a Wholly-Owned Subsidiary of PXRE Group as of the date hereof.

         "PXRE Barbados" shall mean PXRE (Barbados) Ltd., a corporation organized under the laws of Barbados and a Wholly-Owned Subsidiary of PXRE Group as of the date hereof.

         "PXRE Group" shall mean PXRE Group Ltd., a corporation organized under the laws of Bermuda and the indirect parent holding company of the Borrower.

         "PXRE Ltd." shall mean PXRE Limited, a corporation organized under the laws of the United Kingdom and a Wholly Owned Subsidiary of PXRE Reinsurance as of the date hereof.

         "PXRE Reinsurance" shall mean PXRE Reinsurance Company, a Connecticut insurance company and a Wholly Owned Subsidiary of the Borrower as of the date hereof.

         "PXRE Syndicate" shall mean any syndicate operating in the Lloyd's insurance Market in which PXRE Ltd. participates or is a member, including, as of the date hereof and without limitation, PG Butler Non-Marine Syndicate 1224.

         "Participant" shall have the meaning given to such term in
Section 11.7(d).

         "Permitted Acquisition" shall mean (a) any Acquisition with respect to which all of the following conditions are satisfied: (i) each business acquired shall be within the permitted lines of business described in Section 7.8, (ii) any Capital Stock given as consideration in connection therewith shall be Capital Stock of PXRE Group, (iii) in the case of an Acquisition involving the acquisition of control of Capital Stock of any Person, immediately after giving effect to such Acquisition such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation) shall be PXRE Group or a Wholly Owned Subsidiary, and (iv) all of the conditions and requirements of Sections 5.9 applicable to such Acquisition are satisfied; or (b) any other Acquisition to which the Required Lenders (or the Agent on their behalf) shall have given their prior written consent (which consent may be in their sole discretion and may be given subject to such additional terms and conditions as the Required Lenders shall establish) and with respect to which all of the conditions and requirements set forth in this definition and in Section 5.9, and in or pursuant to any such consent, have been satisfied or waived in writing by the Required Lenders (or the Agent on their behalf).

         "Permitted CMOs and Mortgage Backed Securities" shall mean (i) mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation,
(ii) mortgage backed securities issued by the Federal National Mortgage Association, (iii) securities guaranteed by the Government National Mortgage Association, and (iv) other securities and certificates representing participations in any CMO or REMIC which are PAC I's or which have comparable priority in respect of the repayment thereof.

         "Permitted Liens" shall have the meaning given to such term in
Section 7.3.

         "Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

         "Plan" shall mean any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which PXRE Group or any ERISA Affiliate may have any liability.

         "Pro Forma Balance Sheets" shall have the meaning given to such term in
Section 4.11(b).

         "Prohibited Transaction" shall mean any transaction described in (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

         "Projections" shall have the meaning given to such term in
Section 4.11(c).

         "Quarterly Statement" shall mean, with respect to any Insurance Subsidiary for any fiscal quarter, the quarterly financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

         "REMIC" shall mean a real estate mortgage investment conduit.

         "Register" shall have the meaning given to such term in
Section 11.7(b).

         "Regulations D, T, U and X" shall mean Regulations D, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

         "Reinsurance Agreement" shall mean any agreement, contract, treaty, certificate or other arrangement whereby any Insurance Subsidiary agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by such Insurance Subsidiary under a policy or policies of insurance issued by such Insurance Subsidiary or under a reinsurance agreement assumed by such Insurance Subsidiary.

         "Reinsurance Premiums Ceded" shall mean, for any Insurance Subsidiary, for any period, the amount as shown on Schedule F -Part 3, column 1 of the Annual Statement of such Insurance Subsidiary, or an amount determined in a manner consistent for any period other than one for which an Annual Statement is prepared.

         "Reorganization" shall mean the merger of PXRE Merger Corp. into the Borrower as contemplated by the Reorganization Documents.

         "Reorganization Date" shall mean the date upon which the Reorganization is consummated and all the conditions set forth in Section 3.4 have been satisfied or waived in accordance herewith.

         "Reorganization Documents" shall mean, collectively, the Form S-4 registration statement of PXRE Group, including the joint proxy statement, prospectus forming a part thereof, the merger agreement annexed thereto and all other agreements, instruments, certificates and documents executed and delivered in connection with the foregoing.

         "Reportable Event" shall mean (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under,
Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code), (ii) any such "reportable event" subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

         "Required Lenders" shall mean the Lenders holding outstanding Loans and Unutilized Commitments (or, after the termination of the Commitments, outstanding Loans) representing more than fifty-one percent (51%) of the aggregate at such time of all outstanding Loans and Unutilized Commitments (or, after the termination of the Commitments, the aggregate at such time of all outstanding Loans).

         "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

         "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to First Union under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

         "Responsible Officer" shall mean the president, chief executive officer, chief financial officer, or any other Financial Officer of the Borrower and the Guarantors, and any executive officer, other officer or similar official thereof responsible for the administration of the obligations of the Borrower and the Guarantors in respect of this Agreement.

         "Reverse Repurchase Agreement" shall mean, as to any Person, an agreement pursuant to which such Person sells securities to another Person (the "Counterparty") and agrees to repurchase such securities at a described or specified date and price, provided, however, that

"Reverse Repurchase Agreements" shall not include any agreement pursuant to which such Person lends securities pursuant to a securities lending arrangement to a Counterparty who collateralizes such borrowing with cash, Cash Equivalents, letters of credit or other collateral acceptable to the Required Lenders, and agrees to return such securities to such Person at a described or specified date.

         "SAP" shall mean, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Insurance Regulatory Authority of its state of domicile, consistently applied and maintained and in conformity with those used in the preparation of the most recent statutory financial statements described in Section 4.11(e) (except where changes are required by the relevant Insurance Regulatory Authority).

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "Standard & Poor's" shall mean Standard & Poor's Rating Services, a division of McGraw-Hill Companies, and its successors and assigns.

         "Statutory Capital and Surplus" shall mean, as to any Insurance Subsidiary, as of any date, the sum (without duplication) of the total amounts shown (i) with respect to an Insurance Subsidiary not legally domiciled in the United States, the shareholders' equity of such Insurance Subsidiary as determined in accordance with GAAP (without regard to the requirements of FAS
115), and (ii) with respect to any other Insurance Subsidiary, on line 25, column 1, page 3 of the Annual Statement of such Insurance Subsidiary, or the sum of amounts determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

         "Subordinated Indebtedness" shall have the meaning given to such term in Section 7.2.

         "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of PXRE Group.

         "Surplus Relief Reinsurance Agreement" shall mean any agreement or other arrangement whereby any Insurance Subsidiary cedes business under a reinsurance agreement that would not be considered a transaction that indemnifies an insurer against loss or liability relating to insurance risk, as determined in accordance with Statement of Financial Accounting Standards No. 113 ("FAS 113") issued by the Financial Accounting Standards Board (without regard to the effective date of FAS 113).

         "Termination Date" shall mean the Maturity Date or such earlier date of termination of the Commitments pursuant to Section 2.5 or Section 8.2.

         "Transnational Insurance" shall mean Transnational Insurance Company, a Connecticut corporation and a Wholly Owned Subsidiary of PXRE Reinsurance as of the date hereof.

         "Trust Preferred Securities" shall mean the preferred securities issued by PXRE Capital Trust I and any other preferred securities offered by a Delaware statutory business trust of which the Borrower or any of its Subsidiaries is the grantor, the proceeds of which securities are or have been used principally to purchase debentures issued by the Borrower or an Affiliate of the Borrower or such Subsidiary.

         "Type" shall have the meaning given to such term in Section 2.2(a).

         "Unfunded Pension Liability" shall mean, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

         "Unutilized Commitment" shall mean, with respect to any Lender at any time, such Lender's Commitment at such time less the aggregate principal amount of all Loans made by such Lender that are outstanding at such time.

         "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

         1.2 Accounting Terms. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them in accordance with GAAP (or, to the extent that such terms apply solely to any Insurance Subsidiary or if otherwise expressly required, SAP). All accounting determinations and computations under this Agreement that refer to PXRE Group or to PXRE Group and its Subsidiaries shall, with respect to any dates or periods occurring prior to the Reorganization Date, be deemed to mean the Borrower or the Borrower and its Subsidiaries, as the case may be. Notwithstanding anything to the contrary in this Agreement, for purposes of calculation of the financial covenants set forth in Article VI, all accounting determinations and computations hereunder shall be made in accordance with GAAP or SAP, as applicable, as in effect as of the date of the Old Credit Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of PXRE Group (or, if none, the Borrower) referred to in Sections 4.11(a) and 4.11(e). In the event that any changes in GAAP or SAP after such date are required to be applied to PXRE Group or the Borrower and would affect the computation of the financial covenants contained in Article VI, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes. References to amounts on particular exhibits, schedules, lines, pages and columns of any Annual Statement or Quarterly Statement are based on the format promulgated by the NAIC for the 1997 Annual Statements and Quarterly Statements. In the event such format is changed in future years so that different information is contained in such items or they no longer exist, or if the Annual Statement or Quarterly Statement is replaced by the NAIC or by any Insurance Regulatory Authority after the date hereof such that different forms of financial statements are required to be furnished by the Insurance Subsidiaries in lieu thereof, such references shall be to information consistent with that reported in the referenced item in the 1997 Annual Statements or Quarterly Statements, as the case may be.

         1.3 Other Terms; Construction. Unless otherwise specified or unless the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto.

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

         2.1 Commitments. Each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Loan," and collectively, the "Loans") to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Termination Date, in an aggregate principal amount at any time outstanding not greater than its Commitment at such time, provided that no Borrowing of Loans shall be made if, immediately after giving effect thereto, the aggregate principal amount of Loans outstanding at such time would exceed the aggregate Commitments at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Loans.

         2.2 Borrowings. (a) The Loans shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a "Type" of Loan), provided that all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type.

         (b) In order to make a Borrowing (other than Borrowings involving continuations or conversions of outstanding Loans, which shall be made pursuant to Section 2.11), the Borrower will give the Agent written notice of the proposed Borrowing not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and one (1) Business Day prior to each Borrowing to be comprised of Base Rate Loans; provided, however, that requests for the Borrowing of any Loans to be made on the Closing Date may, at the discretion of the Agent, be given later than the times specified hereinabove. Each such notice (each, a "Notice of Borrowing") shall be irrevocable, shall be given in the form of Exhibit B-1 and shall specify (1) the aggregate principal amount and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest

Period to be applicable thereto, and (3) the requested date of such Borrowing (the "Borrowing Date"), which shall be a Business Day. Upon its receipt of a Notice of Borrowing, the Agent will promptly notify each Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:

                   (i) the aggregate principal amount of each Borrowing comprised of Base Rate Loans shall not be less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof (or, if less, in the amount of the aggregate Unutilized Commitments), and the aggregate principal amount of each Borrowing comprised of LIBOR Loans shall not be less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof;

                  (ii) if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans; and

                 (iii) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

         (c) Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each Lender will make available to the Agent at its office referred to in Section 11.5 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Loan to be made by such Lender. To the extent the Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Borrower in accordance with
Section 2.3(a) and in like funds as received by the Agent.

         2.3 Disbursements; Funding Reliance; Domicile of Loans. (a) The Borrower hereby authorizes the Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

         (b) Unless the Agent has received, prior to 1:00 p.m., Charlotte time, on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Agent such Lender's ratable portion of the relevant Borrowing, the Agent may assume that such Lender has made such portion available to the Agent in immediately available funds on such Borrowing Date in accordance with the applicable provisions of Section 2.2, and the Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Agent, and the Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (i) in the case of such Lender, at the Federal Funds Rate, and (ii) in the case of the Borrower, at the rate of interest applicable at such time to the Type of Loans comprising such Borrowing, as determined under the provisions of Section 2.8. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

         (c) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

         2.4 Notes. (a) The Loans made by each Lender shall be evidenced by a Note appropriately completed in substantially the form of Exhibit A.

         (b) Each Note issued to a Lender shall (i) be executed by the Borrower,
(ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date (or, in the case of a Note issued after the Closing Date, dated the effective date of such Lender's becoming a party to the Old Credit Agreement or this Agreement, as the case may be, (iv) be in a stated principal amount equal to such Lender's Commitment, (v) bear interest in accordance with the provisions of Section 2.8, as the same may be applicable from time to time to the Loans made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

         (c) Each Lender will record on its internal records the amount and Type of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount and Type of the Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any Lender to make any such recordation or provide any such information, or any error therein, shall not affect the Borrower's obligations under this Agreement or the Notes.

         2.5 Termination and Reduction of Commitments. (a) The Commitments shall be automatically and permanently terminated on the Termination Date.

         (b) On each date set forth below, the aggregate Commitments shall be automatically and permanently reduced by the amounts set forth below opposite such date:

                       Date                             Amount
                       ----                             ------
                  March 31, 2000                     $10,000,000
                  March 31, 2001                     $10,000,000
                  March 31, 2002                     $10,000,000
                  March 31, 2003                     $10,000,000
                  March 31, 2004                     $10,000,000
                  March 31, 2005                     $25,000,000

or, if less, the remaining balance of the aggregate Commitments.

         (c) The Commitments shall, on the day two (2) Business Days after the receipt of Net Cash Proceeds therefor, be automatically and permanently reduced by the amount of the Net Cash Proceeds with respect to any Asset Disposition, Hybrid Securities Issuance or Debt Issuance. Promptly upon (and in any event not later than two (2) Business Days after) its receipt of such Net Cash Proceeds, PXRE Group will deliver to the Agent a certificate signed by a Financial Officer of PXRE Group in form and substance satisfactory to the Agent and setting forth the calculation of such Net Cash Proceeds. Notwithstanding the foregoing, nothing in this subsection shall be deemed to permit any Asset Disposition not expressly permitted under Section 7.4.

         (d) At any time and from time to time after the date hereof, upon not less than five (5) Business Days' prior written notice to the Agent, the Borrower may terminate in whole or reduce in part the aggregate Unutilized Commitments, provided that any such partial reduction shall be in an aggregate amount of not less than $1,000,000 or, if greater, an integral multiple thereof. The amount of any termination or reduction made under this subsection (d) may not thereafter be reinstated.

         (e) Each reduction of the Commitments pursuant to this Section shall be applied ratably among the Lenders according to their respective Commitments. Each reduction of the Commitments pursuant to subsections (c) or (d) shall be applied to reduce the scheduled reductions of the Commitments set forth in subsection (b) pro rata among the remaining scheduled reductions.

         2.6 Mandatory Payments and Prepayments. (a) Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the aggregate outstanding principal of the Loans shall be due and payable in full on the Maturity Date.

         (b) In the event that, at any time (including, without limitation, in the event of a mandatory reduction of the Commitments pursuant to Section 2.5(c)), the aggregate principal amount of Loans outstanding at such time shall exceed the aggregate Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay the outstanding principal amount of the Loans in the amount of such excess.

         (c) Each prepayment of the Loans made pursuant to Section 2.6(b) above shall be applied first to prepay all Base Rate Loans before any LIBOR Loans are prepaid. Each payment or prepayment pursuant to the provisions of this Section
2.6 shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

         (d) Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this Section on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under
Section 2.18 to be paid as a consequence thereof; provided, however, at the request of the Borrower, any amount of any such prepayment of a LIBOR Loan required by Section 2.6(b) as a result of the application of Section 2.5(c) shall be deposited in a Prepayment Account (as defined below). The Agent shall apply any cash deposited in the Prepayment Account to prepay LIBOR Loans on the day interest on such LIBOR Loans would be due and payable under Section 2.8(c) (or, at the direction of the Borrower, on any earlier date) until all outstanding Loans have been prepaid or until all the allocable cash on deposit in the Prepayment Account has been exhausted. Until the cash deposited in the Prepayment Account is so applied, the applicable LIBOR Loan shall be deemed not to have been repaid and shall continue to accrue interest pursuant to Section
2.8. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Borrower with the Agent and over which the Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph. The Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the LIBOR Loans to be prepaid; provided, however, that (i) the Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Agent to be in, or would result in any, violation of any law, statute, rule or regulation, (ii) such Cash Equivalents shall be subjected to a first priority perfected security interest in favor of the Agent and (iii) if an Event of Default shall have occurred and be continuing, the selection of such investments shall be in the sole discretion of the Agent. The Borrower shall indemnify the Agent for any losses relating to the investments so that the amount available to prepay LIBOR Loans on the last day of the applicable Interest Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest or profits earned on such investments, the Prepayment Accounts shall not bear interest. Interest or profits, if any, on the investments in any Prepayment Account shall accumulate in such Prepayment Account and shall be applied on the day when prepayment is made (x) first, to pay interest due and payable under Section 2.8(c), (y) second, as a further prepayment of the applicable LIBOR Loan, and
(z) to the extent of any excess, at the direction of the Borrower. If the maturity of the Loans has been accelerated pursuant to Section 8.2, the Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby pledges and assigns to the Agent, for its benefit and the benefit of the Lenders, each Prepayment Account established hereunder to secure the Obligations.

         2.7 Voluntary Prepayments. (a) At any time and from time to time, the Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Agent not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to each intended prepayment of LIBOR Loans and one (1) Business Day prior to each intended prepayment of Base Rate Loans, provided that (i) each partial prepayment shall be in an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under
Section 2.18 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Loans prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

         (b) Each prepayment of the Loans made pursuant to subsection (a) above shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

         2.8 Interest. (a) The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

         (b) Upon the occurrence and during the continuance of an Event of Default as the result of failure by the Borrower to pay any principal of or interest on any Loan, any fees or other amount hereunder when due (whether at maturity, pursuant to acceleration or otherwise), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Adjusted Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of fees and other amounts, at the Adjusted Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

         (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

                   (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided, that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

                  (ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of
         Section 2.6, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (iv) in Section 2.10) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months or longer, on each date on which interest would have been payable under clause (y) above had successive Interest Period of three months' duration been applicable to such LIBOR Loan; provided that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

                 (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

         (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

         (e) The Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

         2.9      Fees.  The Borrower agrees to pay:

         (a) To the Agent, for the account of the Lenders, an amendment fee of 0.15% of their respective Commitments, due and payable on the date of execution of this Agreement by the Required Lenders.

         (b) To the Agent, for the account of each Lender, a commitment fee for each calendar quarter (or portion thereof) for the period from the date of this Agreement to the Termination Date, at a per annum rate equal to the Applicable Margin Percentage in effect for such fee from time to time during such quarter, on such Lender's ratable share (based on the proportion that its Commitment bears to the aggregate Commitments) of the average daily aggregate Unutilized Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and
(ii) on the Termination Date; and

         (c) To the Agent, for its own account, the annual administrative fee described in paragraph (3) of the Fee Letter and, to First Union Capital Markets Corp., the fee described in the Amendment Fee Letter, on the terms, in the amounts and at the times set forth therein.

         2.10 Interest Periods. Concurrently with the giving of a Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided, however, that:

                   (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                 (iii) LIBOR Loans may not be outstanding under more than seven
         (7) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

                  (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

                   (v) the Borrower may not select any Interest Period that expires after the Maturity Date;

                  (vi) no Interest Period may be selected that would end after a scheduled date for repayment of principal of the Loans occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the aggregate principal amount of Loans that are Base Rate Loans or that have Interest Periods expiring on or before such principal repayment date equals or exceeds the principal amount required to be paid on such principal repayment date; and

                 (vii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month.

         2.11 Conversions and Continuations. (a) The Borrower shall have the right, on any Business Day occurring on or after the Closing Date, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans into LIBOR Loans, or to convert any LIBOR Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) to continue all or a portion of the outstanding principal amount of any LIBOR Loans the Interest Periods for which end on the same day for an additional Interest Period, provided that (x) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (y) except as otherwise provided in Section 2.16(d), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under Section 2.18 to be paid as a consequence thereof), and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

         (b) The Borrower shall make each such election by giving the Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and one (1) Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of Exhibit B-2 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of

Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event the Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

         2.12 Method of Payments; Computations. (a) All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Agent, for the account of the Lenders entitled to such payment (except as otherwise expressly provided herein as to payments required to be made directly to the Issuing Lender and the Lenders) at its office referred to in Section 11.5, prior to 12:00 noon, Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of clause (iv) in Section 2.10 are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

         (b) The Agent will distribute to the Lenders like amounts relating to payments made to the Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Agent until the date repaid to such Lender.

         (c) Unless the Agent shall have received written notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Agent, at the Federal Funds Rate.

         (d) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of 365 or 366 days, as the case may be (in the case of interest on Base Rate Loans), or 360 days (in all other instances), and the actual number of days (including the first day, but excluding the last day) elapsed.

         2.13 Recovery of Payments. (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Agent or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

         (b) If any amounts distributed by the Agent to any Lender are subsequently returned or repaid by the Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Agent, pay the Agent such amount. If any such amounts are recovered by the Agent from the Borrower or its representative or successor in interest, the Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

         2.14 Use of Proceeds. The proceeds of the Loans shall be used to finance Permitted Acquisitions and stock repurchases, to provide capital to the Insurance Subsidiaries and for working capital and general corporate purposes including, without limitation, financing the operations of PXRE Group, PXRE Bermuda, and PXRE Barbados pursuant to the limitations set forth herein, and in accordance with the terms and provisions of this Agreement (provided that Permitted Acquisitions may only be effected in accordance with the terms and provisions of this Agreement, including without limitation the provisions set forth in Section 5.9).

         2.15 Pro Rata Treatment. (a) All fundings, continuations and conversions of Loans shall be made by the Lenders pro rata on the basis of their respective Commitments (in the case of the initial funding of Loans pursuant to Section 2.2) or on the basis of their respective outstanding Loans (in the case of continuations and conversions of Loans pursuant to Section 2.11, and additionally in all cases in the event the Commitments have expired or have been terminated), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

         (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to Section 11.7) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to
(ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

         2.16 Increased Costs; Change in Circumstances; Illegality; etc. (a) If, at any time after the date hereof and from time to time, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Loans (other than any change in the rate or basis of tax on the overall net income, or a franchise tax imposed in lieu of a tax on the overall net income, of such Lender or its applicable Lending Office),
(ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than as a result of any change in the Reserve Requirement) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loans or to reduce the amount of any sum received or receivable by such Lender hereunder, the Borrower will, promptly upon demand therefor by such Lender, pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

         (b) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that the introduction of or any change in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's Commitment or Loans hereunder, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), the Borrower will, promptly upon demand therefor by such Lender therefor, pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return.

         (c) If, on or prior to the first day of any Interest Period, (y) the Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Agent), and the Agent shall have so notified the Borrower and the Lenders.

         (d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Agent and the Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice), be converted into a Base Rate Loan, (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Agent, and the Agent shall have so notified the Borrower.

         (e) Determinations by the Agent or any Lender for purposes of this Section of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. No failure by the Agent or any Lender at any time to demand payment of any amounts payable under this Section shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this Section shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

         2.17 Taxes. (a) Any and all payments by the Borrower hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than net income and franchise taxes imposed on the Agent or any Lender by the United States or by the jurisdiction under the laws of which the Agent or such Lender, as the case may be, is organized or in which its principal office or any country in which it receives payments hereunder or (in the case of a Lender) its applicable Lending Office is located, or by any political subdivision or taxing authority thereof, or by any other jurisdiction as a result of a connection of the Lender or Agent to such jurisdiction other than a connection resulting from entering into or enforcing this Agreement (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower will deliver to the Agent or such Lender, as the case may be, evidence of such payment.

         (b) The Borrower will indemnify the Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent or such Lender, as the case may be, makes written demand therefor.

         (c) Each of the Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit (as opposed to a mere timing difference benefit) with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or
(ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection
(a) above), the Agent or such Lender, as the case may be, shall reimburse the Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this Section with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that the Borrower, upon the request of the Agent or such Lender, agrees to repay to the Agent or such Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

         (d) If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a "Non-U.S. Lender"), such Non-U.S. Lender will deliver to each of the Agent and the Borrower, on or prior to the Closing Date (or, in the case of a Non-U.S. Lender that becomes a party to this Agreement as a result of an assignment or execution of a Joinder Agreement after the Closing Date, on the effective date of such assignment or execution), (i) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Non-U.S. Lender is entitled to an exemption from United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms), and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of
Section 881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the Agent and the Borrower and to the effect that (x) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue Service Form W-8 (or a successor form). Each such Non-U.S. Lender further agrees to deliver to each of the Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-U.S. Lender is entitled to an exemption from withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Non-U.S. Lender notifies the Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Non-U.S. Lender will promptly notify the Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

         (e) If any of the forms or other documentation required under subsection (d) above are not delivered to the Borrower and the Agent as therein required, then the Borrower and the Agent may withhold from any interest payment owed to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax, and the Borrower shall not be required to indemnify or make an increased payment to the Agent or Lender pursuant to subsection (a) or (b) hereunder.

         2.18 Compensation. The Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a Borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to Section 8.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Lender under this Section shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section. Determinations by any Lender for purposes of this Section of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, provided that such determinations are made in good faith.

                                   ARTICLE III

                             CONDITIONS OF BORROWING

         3.1 [Intentionally left blank]

         3.2 [Intentionally left blank]

         3.3 Conditions of All Borrowings. The obligation of any Lender to make any Loans hereunder is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

         (a) The Agent shall have received a Notice of Borrowing in accordance with Section 2.2(b);

         (b) Each of the representations and warranties contained in Article IV and in the other Credit Documents shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date); and

         (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made on such date.

         Each giving of a Notice of Borrowing, and the consummation of each Borrowing, shall be deemed to constitute a representation by the Borrower that the statements contained in subsections (b) and (c) above are true, both as of the date of such notice and as of the relevant Borrowing Date.

         3.4 Conditions of effectiveness of this Agreement and conditions of Borrowings after the Reorganization. The effectiveness of this Agreement, the amendment of the Old Credit Agreement hereby, the approval of the Reorganization by the Required Lenders, and the obligation of each Lender to make Loans after the consummation of the Reorganization are subject to the satisfaction, or waiver in accordance with Section 11.6 hereof, of the conditions precedent of
Section 3.3 and the following conditions precedent:

         (a) The Agent shall have received a certificate, signed by the president, the chief executive officer or the chief financial officer of each Credit Party, in form and substance satisfactory to the Agent, certifying that
(i) all representations and warranties of such Credit Party contained in this Agreement and the other Credit Documents are true and correct as of the Reorganization Date, immediately after giving effect to the consummation of the Reorganization (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (ii) all representations and warranties of the Borrower contained in the Old Credit Agreement and the other Credit Documents are true and correct as of the Reorganization Date, immediately before giving effect to the consummation of the Reorganization (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (iii) before giving effect to the Reorganization, no Default or Event of Default has occurred and is continuing under the Old Credit Agreement, (iv) after giving effect to the Reorganization, no Default or Event of Default has occurred and is continuing under this Agreement, (v) no Material Adverse Change has occurred since December 31, 1998, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, and (vi) all conditions to the extensions of credit hereunder set forth in this Section and Section 3.3 have been satisfied or waived as required hereunder.

         (b) The Agent shall have received certificates of the secretary, clerk or director, as applicable, or an assistant secretary, clerk or director, as applicable, of each Credit Party, in form and substance satisfactory to the Agent and dated no earlier than thirty (30) days prior to the Reorganization Date, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation and all amendments thereto of such Credit Party, as the case may be, certified, to the extent applicable, as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction or organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws, operating agreement or memorandum and articles of association, as applicable, of such Credit Party, as the case may be, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or duly authorized committee thereof) of such Credit Party authorizing the execution, delivery and performance of this Agreement, the other Credit Documents to which it is a party, and the Reorganization Documents to which it is a party, and (iv) as to the incumbency and genuineness of the signature of each officer of such Credit Party executing this Agreement or any of the other Credit Documents.

         (c) The Credit Parties shall have duly complied with and performed all of their agreements and conditions set forth in the Reorganization Documents required to be complied with or performed by it on or prior to the Reorganization Date thereunder and the Agent shall have received evidence satisfactory to it that the Reorganization shall have been consummated in compliance with all applicable Requirements of Law.

         (d) The Agent shall have received a Covenant Compliance Worksheet, duly completed and certified by the chief financial officer or treasurer of PXRE Group and the Borrower and in form and substance satisfactory to the Agent, demonstrating PXRE Group's and Borrower's compliance with the financial covenants set forth in Sections 6.1 through 6.4, determined on a pro forma basis as of June 30, 1999, after giving effect to the consummation of the Reorganization.

         (e) The Reorganization Documents shall not have been amended, modified and supplemented, nor any condition or provision thereof waived, other than as approved by the Agent and the Required Lenders and shall be in full force and effect.

         (f) The Lenders shall have received, on or prior to the Reorganization Date, a certificate as of a recent date of the good standing or existence of each of the Credit Parties under the law of their respective state or country of organization.

         (g) All approvals, permits and consents of any Governmental Authorities or other Person required in connection with the execution and delivery of this Agreement, the other

Credit Documents and the consummation of the Reorganization shall have been obtained (without the imposition of conditions that are not reasonably acceptable to the Agent and the Required Lenders), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Credit Documents or the consummation of the Reorganization, or that, in the opinion of the Agent and the Required Lenders, would otherwise be reasonably likely to have a Material Adverse Effect.

         (h) The Agent shall have received the favorable opinions of (i) Morgan, Lewis & Bockius LLP, special counsel to the Borrower and the Guarantors, (ii) Conyers Dill & Pearman, Bermuda counsel to PXRE Group and (iii) Chancery Chambers, Barbados counsel to PXRE Barbados, in the form of Exhibits E-1, E-2 and E-3, dated as of the Reorganization Date.

         (i) The Agent shall have received a Financial Condition Certificate, together with the Pro Forma Balance Sheets and the Projections as described in Sections 4.11(b) and 4.11(c), all of which shall be in form and substance satisfactory to the Agent.

         (j) The Borrower shall have paid the fees due and payable under Sections 2.9(a) and (c).

         (k) PXRE Bermuda shall have approved its investment policy in the form of Schedule 7.5(b) and such investment policy as set forth in Schedule 7.5(b) shall not have been materially amended, modified and supplemented, other than as approved by the Agent and the Lenders.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower and the Guarantors each represent and warrant as set forth below (PXRE Group making such representations and warranties as to itself and as to its Subsidiaries, the Borrower as to itself and its Subsidiaries and PXRE Barbados making such representations and warranties as to itself):

         4.1 Corporate Organization and Power. Each of the Guarantors, the Borrower and the Material Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the full corporate power and authority to execute, deliver and perform the Credit Documents and the Reorganization Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified, licensed, admitted or approved to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified, licensed, admitted or approved would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

         4.2 Authorization; Enforceability. Each of the Borrower and the Guarantors has taken, or on the date hereof will have taken, all necessary corporate action to execute, deliver and perform each of the Credit Documents and Reorganization Documents to which it is or will be a party, and has, or on the date hereof (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of the Borrower and the Guarantors enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing.

         4.3 No Violation. The execution, delivery and performance by each of the Borrower and the Guarantors of this Agreement, the other Credit Documents and the Reorganization Documents, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its certificate of incorporation or bylaws or contravene any other material Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iii) result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower, the Guarantors or any other Subsidiary, to make loans or advances to the Borrower, the Guarantors or any other Subsidiary, or to transfer any of its assets or properties to the Borrower, the Guarantors or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

         4.4 Governmental and Third-Party Authorization; Permits. (a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by the Borrower and the Guarantors of this Agreement or any of the other Credit Documents or Reorganization Documents or the legality, validity or enforceability hereof or thereof, other than (i) consents, authorizations and filings that have been (or on or prior to the Reorganization Date will have been) made or obtained and that are (or on the Reorganization Date will be) in full force and effect, which consents, authorizations and filings are listed on Schedule 4.4, (ii) filings pursuant to the Exchange Act, which will be made as soon as practicable after the Reorganization Date, and
(iii) consents and filings the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) Each of the Borrower, the Guarantors and their Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

         (c) To the knowledge of the Borrower and the Guarantors, (i) no license, permit or authorization to transact insurance and reinsurance business is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings; (ii) there is no sustainable basis for such a suspension, revocation or limitation; and (iii) no such suspension, revocation or limitation is threatened by any relevant Insurance Regulatory Authority. No Material Insurance Subsidiary transacts any insurance business, directly or indirectly, in any jurisdiction other than those listed on Schedule 4.4, where such business requires any license, permit or other authorization of an Insurance Regulatory Authority of such jurisdiction.

         4.5 Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower and the Guarantors, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against the Borrower or the Guarantors or any of the Subsidiaries or against or affecting any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, other than actions, investigations, suits or proceedings arising in the ordinary course of business of the Insurance Subsidiaries for which reserves have been prudently estimated and set aside in accordance with sound and standard industry practices; or (ii) with respect to this Agreement, any of the other Credit Documents or the Reorganization.

         4.6 Taxes. Each of the Borrower, the Guarantors and the Subsidiaries has timely filed all federal, state and local tax returns and reports required to be filed by it except where the failure to timely file would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of the Borrower, the Guarantors and the Subsidiaries for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of the Borrower and the Guarantors, other investigation by any Governmental Authority of the tax liability of the Borrower, the Guarantors, or any of their Subsidiaries, and there is no unresolved claim by any Governmental Authority concerning the tax liability of the Borrower, the Guarantors, or any of their Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP. Neither the Borrower, the Guarantors nor any of the Subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

         4.7 Subsidiaries. Schedule 4.7 sets forth a list, as of the date hereof, of all of the Subsidiaries of PXRE Group and, as to each such Subsidiary, the percentage ownership (direct and indirect) of PXRE Group and, as applicable, the Borrower, in each class of its capital stock and each direct owner thereof and indicates in each case whether such Subsidiary is a Material Subsidiary. Except for the shares of capital stock expressly indicated on
Schedule 4.7, there are no shares of capital stock, warrants, rights, options or other equity securities, or other Capital Stock of any Subsidiary of PXRE Group outstanding or reserved for any purpose. All outstanding shares of capital stock of each Subsidiary of PXRE Group are duly and validly issued, fully paid and nonassessable.

         4.8 Full Disclosure. All factual information heretofore or contemporaneously furnished to the Agent or any Lender in writing by or on behalf of the Borrower, the Guarantors or any of the Subsidiaries for purposes of or in connection with this Agreement, the Reorganization and the transactions contemplated hereby is, and all other such factual information hereafter furnished to the Agent or any Lender in writing by or on behalf of the Borrower, the Guarantors or any of the Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and, when all such information is taken together, not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not materially misleading.

         4.9 Margin Regulations. Neither the Borrower, the Guarantors nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock (except as expressly permitted under Section 7.6(a)(i)), to extend credit for such purpose or for any other purpose that would violate Regulations T, U or X or any provision of the Exchange Act.

         4.10 No Material Adverse Change. There has been no Material Adverse Change since December 31, 1997, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

         4.11 Financial Matters. (a) The Borrower has heretofore furnished to the Agent copies of (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1998, 1997, and 1996, and the related statements of income, cash flows and stockholders' equity for the fiscal years then ended, together with the opinion of PriceWaterhouseCoopers LLP thereon, and
(ii) the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of March 31, 1999 and June 30, 1999, and the related statements of income, cash flows and stockholders' equity for the three- and six-month periods then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods then ended. Except as fully reflected in (x) the most recent financial statements referred to above and the notes thereto, (y) the financial statements previously delivered pursuant to Section 5.1 of the Old Credit Agreement or this Agreement, or (z) any Form 8-K filed by the Borrower with the Securities and Exchange Commission and previously delivered by the Borrower to the Lenders, there were, as of the date of the most recent financial statements described in the immediately foregoing clause (x) or (y) or, if later, the date of the most recently delivered Form 8-K, no material liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and since the date thereof neither the Borrower nor any Subsidiary has incurred any liabilities or obligations that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Each of the unaudited pro forma balance sheets of the Borrower and PXRE Group as of June 30, 1999, a copy of which has heretofore been delivered to the Lenders, gives pro forma effect to the consummation of the Reorganization, the Bermuda Reinsurance Agreements, and the payment of transaction fees and expenses related to the foregoing, all as if such events had occurred on such date (the "Pro Forma Balance Sheets"). Each Pro Forma Balance Sheet has been prepared in accordance with GAAP (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments) and, subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly the financial condition of the Borrower and PXRE Group, respectively, on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the transactions described above.

         (c) The Borrower has prepared, and has heretofore furnished to the Lenders a copy of, annual projected balance sheets and statements of income and cash flows of each of the Borrower and PXRE Group giving effect to the Reorganization, the Bermuda Reinsurance Agreements, and the payment of transaction fees and expenses related to the foregoing (the "Projections") for the period beginning with the year ended December 31, 1999 and continuing through December 31, 2005. In the opinion of management of PXRE Group and the Borrower, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of PXRE Group and the Borrower, are complete and represent a reasonable estimate of the future performance and financial condition of PXRE Group and the Borrower, respectively, subject to the uncertainties and approximations inherent in any projections and the business of PXRE Group and Borrowers.

         (d) Each of PXRE Group and its Subsidiaries, after giving effect to the consummation of the transactions contemplated hereby, (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and (iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

         (e) The Borrower has heretofore furnished to the Agent copies of (i) the Annual Statements of each of its Insurance Subsidiaries (other than PXRE Ltd.) as of December 31, 1998, 1997 and 1996, and for the fiscal years then ended, (ii) the Quarterly Statements of each of its Insurance Subsidiaries (other than PXRE Ltd.) as of the end of the first two fiscal quarters of 1999, and for the end of the fiscal quarters then ended, each as filed with the relevant Insurance Regulatory Authority, and (iii) the annual report with respect to PXRE Ltd. filed with Lloyd's (collectively, the "Historical Statutory Statements"). The Historical Statutory Statements (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) have been prepared in accordance with SAP where required (except as may be reflected in the notes thereto and subject, with respect to the Quarterly Statements, to the absence of notes required by SAP and to normal year-end adjustments), were in compliance with applicable Requirements of Law when filed and present fairly the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flow of the respective Insurance Subsidiaries covered thereby for the respective periods then ended. Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including, without limitation, reserves, policy and contract claims and statutory liabilities), no Insurance Subsidiary had, as of the date of its respective Historical Statutory Statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with SAP (or, with respect to PXRE Ltd., the requirements of Lloyd's), would have been required to have been disclosed or provided for in such Historical Statutory Statements. All books of account of each Insurance Subsidiary fully and fairly disclose all of its material transactions, properties, assets, investments, liabilities and obligations, are in its possession and are true, correct and complete in all material respects.

         4.12 Ownership of Properties. Each of the Borrower, the Guarantors and the Subsidiaries (i) has good and marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted and without any material conflict with the rights of others, and (iv) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in Section 4.11(a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens.

         4.13 ERISA. (a) Each of the Borrower, the Guarantors and their respective ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA, and each Plan is and has been administered in compliance in all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code. No ERISA Event (i) has occurred within the five-year period prior to the

Reorganization Date, (ii) has occurred and is continuing, or (iii) to the knowledge of the Borrower and the Guarantors, is reasonably expected to occur with respect to any Plan, except in each case where such occurrence would not be reasonably likely to have a Material Adverse Effect. No Plan has any Unfunded Pension Liability as of the most recent annual valuation date applicable thereto, and neither the Borrower, the Guarantors nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, except where such Unfunded Pension Liability or transaction would not be reasonably likely to have a Material Adverse Effect.

         (b) Neither the Borrower, the Guarantors nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower, the Guarantors nor any ERISA Affiliate would become subject to any liability under ERISA if the Borrower or the Guarantors or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the most recent valuation date. No Multiemployer Plan is in "reorganization" or is "insolvent" within the meaning of such terms under ERISA.

         4.14 Environmental Matters. (a) No Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by the Borrower, the Guarantors or any of the Subsidiaries or, to the knowledge of the Borrower or the Guarantors, by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of the Borrower or the Guarantors or any of the Subsidiaries, except in material compliance with all applicable Environmental Laws, and no portion of any such real property or, to the knowledge of the Borrower and the Guarantors, any other real property at any time leased, owned or operated by the Borrower or the Guarantors or any of the Subsidiaries, has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of the Borrower or the Guarantors or any of the Subsidiaries has been or is presently the subject of an environmental audit, assessment or remedial action.

         (b) No portion of any real property, leased or owned, of the Borrower or the Guarantors or any of the Subsidiaries has been used by the Borrower or the Guarantors or any of the Subsidiaries or, to the knowledge of the Borrower and the Guarantors, by any other Person, as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; no portion of such real property or any other real property at any time leased, owned or operated by the Borrower or the Guarantors or any of the Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems; and there are not and have never been any underground storage tanks situated on any real property, leased or owned, of the Borrower or the Guarantors or any of the Subsidiaries.

         (c) All activities and operations of the Borrower, the Guarantors and the Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Each of the Borrower, the Guarantors and the Subsidiaries (i) has obtained all licenses and permits under Environmental Laws necessary to its respective operations, (ii) all such licenses and permits are being maintained in good standing, and (iii) each of the Borrower, the Guarantors and the Subsidiaries is in compliance with all terms and conditions of such licenses and permits, except for such licenses and permits the failure to obtain, maintain or comply with which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Other than normal claims in the ordinary course of business pursuant to insurance policies written or reinsured by an Insurance Subsidiary, the loss reserves for which are adequately and properly reflected in such Insurance Subsidiary's most recent Annual or Quarterly Statements, neither the Borrower, the Guarantors nor any of the Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Borrower and the Guarantors, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims.

         4.15 Compliance With Laws. Each of the Borrower, the Guarantors and the Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

         4.16 Regulated Industries. Neither the Borrower, the Guarantors nor any of the Subsidiaries is (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.17 Insurance. The assets, properties and business of the Borrower, the Guarantors and the Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

         4.18 Material Contracts. Schedule 4.18 lists, as of the date hereof, each "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act) (other than insurance policies and contracts, reinsurance agreements and weather and similar swap agreements and directly related documentation) to which the Borrower, the Guarantors or any of the Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject (collectively, "Material Contracts"), other than contracts disclosed in any filing by the Borrower or PXRE Group with the Securities Exchange Commission pursuant to the Exchange Act or the Securities Act, and also indicates the parties, subject matter and term thereof. As of the date hereof, (i) each Material Contract is in full force and effect and is enforceable by the Borrower, the Guarantors or the Subsidiary that is a party thereto in accordance with its terms, and (ii) neither the Borrower, the Guarantors nor any of the Subsidiaries (nor, to the knowledge of the Borrower and the Guarantors, any other party thereto) is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

         4.19 Reinsurance Agreements. (a) Except as set forth on Schedule F to the Annual Statements for the Insurance Subsidiaries or, with respect to PXRE Ltd., as set forth in the annual report filed with Lloyd's, for the fiscal year ending December 31, 1998, and except as set forth on Schedule 4.19, there were no material liabilities outstanding as of June 30, 1999 under any Reinsurance Agreement and since June 30, 1999, except as previously disclosed in writing by PXRE Group to the Lenders pursuant to this Agreement, no Insurance Subsidiary has incurred any material liabilities under any Reinsurance Agreement that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each such Reinsurance Agreement (except any Reinsurance Agreement that has expired by its terms in the ordinary course) is in full force and effect; none of the Insurance Subsidiaries or, to the knowledge of the Borrower or the Guarantors, any other party thereto, is in breach of or default under any such contract; and the Borrower has no reason to believe that the financial condition of any other party to any such contract is impaired such that a default thereunder by such party could reasonably be anticipated. Each such Reinsurance Agreement (except any Reinsurance Agreement that has expired by its terms in the ordinary course) is qualified under all applicable Requirements of Law to receive the statutory credit assigned to such Reinsurance Agreement in the relevant Annual Statement or Quarterly Statement at the time prepared. Each Person to whom any of the Insurance Subsidiaries has ceded any material liability pursuant to any Reinsurance Agreement on the date hereof, other than Select Re, either (i) has a rating of "A-" or better by A.M. Best & Company,
(ii) has a financial strength rating of "A-" or better by Standard & Poor's or Moody's, (iii) is a syndicate that is operating as part of the Lloyd's insurance Market, and the Lloyd's insurance Market is rated "A-" or better by A.M. Best & Company or "A-" or better by Standard & Poors, (iv) has provided collateral in favor of the applicable Insurance Subsidiary of the type described in Schedule 4.19, or (v) has an aggregate amount of Net Amount Recoverable from Reinsurers for the Insurance Subsidiaries attributable to it (collectively with all other such Persons not described in clauses (i) through (iv) above) that is less than $5,000,000 as of the end of the most recent fiscal year, and an aggregate amount of Reinsurance Premiums Ceded by the Insurance Subsidiaries for the current fiscal year (or portion thereof) to it (collectively with all other such Persons not described in clauses (i) through (iv) above) that is less than $10,000,000, or (vi) is a pooling arrangement composed solely of Persons who meet one of the requirements described in clauses (i) through (iv) above; and with respect to Select Re, (y) no more than $15,000,000 in Reinsurance Premiums Ceded is ceded to it by the Insurance Subsidiaries as of the date hereof and (z) the Borrower has submitted to the Agent recent financial statements of Select Re showing, to the satisfaction of the Agent, that there has been no Material Adverse Change in the financial condition of Select Re.

         (b) As of the date hereof, no Insurance Subsidiary is a ceding party to any Surplus Relief Reinsurance Agreement.

         4.20 Labor Relations. Neither the Borrower, the Guarantors nor any of the Subsidiaries is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended. There is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Borrower and the Guarantors, threatened, against the Borrower or the Guarantors or any of the Subsidiaries,
(ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Borrower and the Guarantors, threatened, against the Borrower or the Guarantors or any of the Subsidiaries, and (iii) to the knowledge of the Borrower and the Guarantors, no petition for certification or union election or union organizing activities taking place with respect to the Borrower or any of its Subsidiaries.

         4.21 Year 2000 Compatibility. Any reprogramming required to permit the proper functioning, before, on and after January 1, 2000, of (i) PXRE Group's and its Subsidiaries' material computer-based systems and (ii) equipment containing material embedded microchips, and the testing of all such systems and equipment, as so reprogrammed, has been completed, except for such reprogramming the absence of which would not be expected to have a Material Adverse Effect. The cost to PXRE Group and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 to the Borrower, the Guarantors and the Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) are not expected to result in a Default or Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower, the Guarantors and the Subsidiaries are and, with ordinary course upgrading and maintenance will continue for the term of this Agreement to be, sufficient to permit the Borrower, the Guarantors and the Subsidiaries to conduct their respective businesses without a Material Adverse Effect.

         4.22 Compliance with Old Credit Agreement. Immediately before giving effect to the Reorganization, each of the representations and warranties contained in Article IV of the Old Credit Agreement are true and correct as of the date hereof and No Default or Event of Default has occurred and is continuing under the Old Credit Agreement.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         Each of the Borrower and the Guarantors covenants and agrees that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans, together with all other amounts then due and owing hereunder:

         5.1 Financial Statements. PXRE Group will deliver to each Lender:

         (a) As soon as available and in any event within the earlier of fifteen
(15) days after filing with the Securities Exchange Commission and sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending June 30,

1999, unaudited consolidated and consolidating balance sheets of PXRE Group and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated and consolidating statements of income, cash flows and stockholders' equity for PXRE Group and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended (except that, for fiscal quarters ending prior to the Reorganization Date, the Borrower shall deliver such financial statements only for the Borrower and its Subsidiaries), in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

         (b) As soon as available and in any event within the earlier of fifteen
(15) days after filing with the Securities Exchange Commission and one hundred five (105) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1999, an audited consolidated balance sheet and an unaudited consolidating balance sheet of PXRE Group and its Subsidiaries as of the end of such fiscal year and audited consolidated and unaudited consolidating statements of income, cash flows and stockholders' equity for PXRE Group and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, all in reasonable detail and certified by the independent certified public accounting firm regularly retained by PXRE Group or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of PXRE Group and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination.

         (c) As soon as possible and within the time periods set forth in
Section 5.1(a) and 5.1(b) for quarterly and annual financial statements respectively, Borrower shall deliver unaudited quarterly financial statements and audited annual financial statements for Borrower and its Subsidiaries to the Agent if Borrower is required to delivery any such financial statements to the holders of the Trust Preferred Securities or any other third party.

         5.2 Statutory Financial Statements. PXRE Group will deliver to each
Lender:

         (a) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year (or, in the case of PXRE Bermuda, five (5) days following the filing date required for such statements under any Bermuda Insurance Regulatory Authority, if later), beginning with the fiscal quarter ending September 30, 1999, a Quarterly Statement of each Insurance Subsidiary as of the end of such fiscal quarter and for that portion of the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with SAP (or, for any non-U.S. domiciled Insurance Subsidiaries, the approximate equivalent under such Subsidiary's Insurance Regulatory Authority);

         (b) As soon as available and in any event within seventy-five (75) days after the end of each fiscal year (or, in the case of PXRE Bermuda, five (5) days following the filing date required for such statements under any Bermuda Insurance Regulatory Authority, if later), beginning with the fiscal year ended December 31, 1999, an Annual Statement of each Insurance Subsidiary as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with SAP (or, for any non-U.S. domiciled Insurance Subsidiaries, the approximate equivalent under such Subsidiary's Insurance Regulatory Authority); and

         (c) As soon as available and in any event within one hundred thirty-five (135) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1999, the combined Annual Statement of the Borrower's Insurance Subsidiaries as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with SAP.

         5.3 Other Business and Financial Information. PXRE Group will deliver to each Lender:

         (a) Concurrently with each delivery of the financial statements described in Sections 5.1 and 5.2, a Compliance Certificate in the form of Exhibit C-1 (in the case of the financial statements described in Section 5.1) or Exhibit C-2 (in the case of the financial statements described in Section 5.2) with respect to the period covered by the financial statements then being delivered, executed by a Financial Officer of PXRE Group and the Borrower, together in each case with a Covenant Compliance Worksheet reflecting the computation of the respective financial covenants set forth in the Worksheets as of the last day of the period covered by such financial statements;

         (b) As soon as available and in any event prior to the end of each fiscal year, beginning with the fiscal year ending December 31, 1999, a complete set of projections for PXRE Group and its Subsidiaries for each of the succeeding fiscal years remaining through the Maturity Date, consisting of (i) consolidated projections prepared based on GAAP principles, (ii) consolidated projections prepared based on SAP principles, (iii) individual projections for each Material Subsidiary prepared based on GAAP principles, and (iv) individual projections for each Material Insurance Subsidiary prepared based on SAP principles or in accordance with the requirements imposed by Lloyd's, as applicable, together with a certificate of a Financial Officer of the Borrower to the effect that such projections have been prepared in good faith and are reasonable estimates of the financial position and results of operations of the Borrower and its Subsidiaries for the period covered thereby; and as soon as available from time to time thereafter, any modifications or revisions to or restatements of such projections;

         (c) Promptly upon filing with the relevant Insurance Regulatory Authority and in any event within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1999, a copy of each Insurance Subsidiary's "Statement of Actuarial Opinion" (or equivalent information should the relevant Insurance Regulatory Authority not require such a statement) as to the adequacy of such Insurance Subsidiary's loss reserves for such fiscal year, together with a copy of its management discussion and analysis in connection therewith, each in the format prescribed by the applicable insurance laws of such Insurance Subsidiary's jurisdiction of domicile;

         (d) Promptly upon receipt thereof, copies of any "management letter" submitted to PXRE Group any of its Subsidiaries by its certified public accountants in connection with an annual, interim or special audit, and promptly upon completion thereof, any response reports from PXRE Group or any such Subsidiary in respect thereof;

         (e) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that PXRE Group or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that PXRE Group or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, and (iii) all press releases and other statements made available generally by PXRE Group or any of its Subsidiaries to the public concerning material developments in the business of PXRE Group or any of its Subsidiaries; (iv) all significant reports on examination or other similar significant reports, financial examination reports or market conduct examination reports by the NAIC or any Insurance Regulatory Authority or other Governmental Authority with respect to any Insurance Subsidiary's insurance business; (v) all significant filings made under applicable state insurance holding company acts by PXRE Group or any of its Subsidiaries, including, without limitation, filings seeking approval of material transactions with Affiliates; and (vi) all material information sent to rating agencies, including without limitation Moody's, Standard & Poor's, A.M. Best & Company and Duff & Phelps Rating Co.

         (f) Promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of PXRE Group or the Borrower obtaining knowledge thereof, written notice of any of the following:

                  (i) the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that PXRE Group or the Borrower has taken and proposes to take with respect thereto;

                  (ii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Borrower or the Guarantors or any of the Subsidiaries, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to Section 4.5 or this subsection;

                 (iii) the receipt by the Borrower or the Guarantors or any of the Subsidiaries from any Governmental Authority of (y) any notice asserting any failure by the Borrower or the Guarantors or any of the Subsidiaries to be in compliance with applicable Requirements of Law, which failure is reasonable likely to have a Material Adverse Effect, or that threatens the taking of any action against the Borrower or such Subsidiary, in each case that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect; or (z) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of the Borrower or the Guarantors or any of the Subsidiaries, where in each case such action would be reasonably likely to have a Material Adverse Effect;

                  (iv) the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of PXRE Group specifying the details of such ERISA Event and the action that PXRE Group has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to PXRE Group or such ERISA Affiliate with respect to such ERISA Event;

                   (v) the occurrence of any material default under, or any proposed or threatened termination or cancellation (other than upon expiration) of, any Material Contract or other material contract or agreement to which the Borrower or the Guarantors or any of the Subsidiaries is a party (other than insurance policies and contracts and reinsurance agreements pursuant to which an Insurance Subsidiary is the assuming party and weather and similar swap agreements, but specifically including the Bermuda Reinsurance Agreements), the termination or cancellation of which would be reasonably likely to have a Material Adverse Effect;

                  (vi) the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting the Borrower, the Guarantors, any of the Subsidiaries or any of their respective real property, leased or owned; (y) the receipt by the Borrower, the Guarantors or any of the Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or (z) the taking of any remedial action by the Borrower, any Guarantor, any of the Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by the Borrower or the Guarantors or any of the Subsidiaries; but in each case under clauses (x), (y) and
         (z) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect;

                  (vii) the occurrence of any actual changes in any insurance statute or regulation governing the investment or dividend practices of any Material Insurance Subsidiary that would be reasonably likely to have a Material Adverse Effect; and

                  (viii) any other matter or event pertaining directly to the Borrower, the Guarantors or any Insurance Subsidiary that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Borrower setting forth the nature and period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

         (g) Promptly, notice of (i) the occurrence of any material amendment or modification (other than expiration) to any Reinsurance Agreement (whether entered into before or after the Closing Date), including any such agreements that are in a runoff mode on the date hereof, which amendment or modification would be reasonably likely to have a Material Adverse Effect, or (ii) the receipt by the Borrower or the Guarantors or any of its Subsidiaries of any written notice of any denial of coverage or claim, litigation or arbitration with respect to any Reinsurance Agreement to which it is a ceding party which would be reasonably likely to have a Material Adverse Effect;

         (h) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or the Guarantors or any of the Subsidiaries (including any Plan and any information required to be filed under ERISA) as the Agent or any Lender may from time to time reasonably request.

         (i) If prepared or upon the request of the Agent at the direction of the Required Lenders, deliver to each Lender, within the earlier of (y) sixty
(60) days of such request or (z) ten (10) days of receipt by the Borrower, PXRE Group or any Insurance Subsidiary, an actuarial review of the liabilities and other items of each Insurance Subsidiary prepared at the Borrower's expense, by an actuary or a firm of actuaries reasonably acceptable to the Agent, such actuarial review to be in form and substance reasonably acceptable to the Required Lenders.

         5.4 Corporate Existence; Franchises; Maintenance of Properties. The Borrower and the Guarantors will, and PXRE Group will cause each of its Material Subsidiaries to, (i) maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by Section 7.1,
(ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (iii) keep all material properties in good working


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



order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

         5.5 Compliance with Laws. The Borrower and the Guarantors will, and PXRE Group will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect.

         5.6 Payment of Obligations. The Borrower and the Guarantors will, and PXRE Group will cause each of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or the Guarantors or any of the Subsidiaries; provided, however, that neither the Borrower, the Guarantors nor any of the Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Borrower or such Guarantor or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

         5.7 Insurance. The Borrower and the Guarantors will, and PXRE Group will cause each of its Material Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

         5.8 Maintenance of Books and Records; Inspection. The Borrower and the Guarantors will, and PXRE Group will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower or PXRE Group, the independent public accountants and actuarial firms of the Borrower or PXRE Group and the Subsidiaries (and by this provision the Borrower and PXRE Group authorize such accountants and actuarial firms (if any) to discuss the finances and affairs of the Borrower, the Guarantors and the Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.



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



         5.9 Permitted Acquisitions. (a) Subject to the provisions of subsection
(b) below and the requirements contained in the definition of Permitted Acquisition, and subject to the other terms and conditions of this Agreement, PXRE Group or its Subsidiaries may from time to time on or after the date hereof effect Permitted Acquisitions, provided that, with respect to each Permitted
Acquisition:

                   (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Permitted Acquisition or would exist immediately after giving effect thereto; and

                  (ii) the Acquisition Amount with respect thereto (regardless of the form of consideration) (y) shall not exceed $35,000,000, and (z) together with the aggregate of the Acquisition Amounts (regardless of the form of consideration) for all other Permitted Acquisitions consummated during the same fiscal quarter, or the period of three consecutive fiscal quarters immediately prior thereto, shall not exceed $50,000,000.

         (b) Not less than ten (10) Business Days prior to the consummation of any Permitted Acquisition with respect to which the Acquisition Amount exceeds $10,000,000, PXRE Group shall have delivered to the Agent and each Lender the following:

                   (i) a reasonably detailed description of the material terms of such Permitted Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Person or business that is the subject of such Permitted Acquisition (each, a "Target"); and

                  (ii) historical financial statements of the Target (or, if there are two or more Targets that are the subject of such Permitted Acquisition and that are part of the same consolidated group, consolidated historical financial statements for all such Targets) for the two (2) most recent fiscal years available and, if available, for any interim periods since the most recent fiscal year-end.

         (c) As soon as reasonably practicable after the consummation of any Permitted Acquisition, PXRE Group will deliver to the Agent and each Lender a copy of the fully executed acquisition agreement (including schedules and exhibits thereto) and other material documents and closing papers delivered in connection therewith.

         (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower and the Guarantors that (except as shall have been approved in writing by the Required Lenders) all conditions thereto set forth in this Section and in the description furnished under clause
(i) of subsection (b) above have been satisfied and that the same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder, including, without limitation, for purposes of Sections 3.3 and 8.1.



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



         5.10 Year 2000 Compatibility. The Borrower and the Guarantors will, and PXRE Group will cause each of its Material Subsidiaries to, take all action necessary to ensure that its material computer-based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Agent or the Required Lenders, the Borrower and the Guarantors will provide reasonable assurance of their Year 2000 compatibility.

         5.11 Further Assurances. The Borrower and the Guarantors will, and PXRE Group will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Agent or the Required Lenders to effect, confirm or protect and preserve the interests, rights and remedies of the Agent and the Lenders under this Agreement and the other Credit Documents.

                                   ARTICLE VI

                               FINANCIAL COVENANTS

         Each of the Borrower and the Guarantors covenants and agrees that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans, together with all other amounts then due and owing hereunder:

         6.1 Leverage Ratio. The Leverage Ratio shall not exceed 0.3 to 1.0 at any time.

         6.2 Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter beginning with the fiscal quarter ending December 31, 1998, shall not be less than 1.5 to 1.0.

         6.3 Risk-Based Capital Ratio. The "total adjusted capital" (within the meaning of the Risk-Based Capital for Insurers Model Act as promulgated by the NAIC as of the date hereof (the "Model Act")), as of the last day of any fiscal year beginning with the fiscal year ending December 31, 1998, of any Material Insurance Subsidiary other than PXRE Bermuda shall not be less than 250% of the applicable "Company Action Level RBC" (within the meaning of the Model Act) as of such date.

         6.4 Combined Statutory Surplus. The Combined Statutory Capital and Surplus of the Insurance Subsidiaries, as of the last day of any fiscal quarter beginning with the fiscal quarter ending March 31, 1999, shall not be less than $335,422,000 plus 50% of the aggregate increases in the stated capital and additional paid-in capital accounts of the Insurance Subsidiaries (without duplication) occurring after December 31, 1998, as determined in each case in accordance with SAP.



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



                                   ARTICLE VII

                               NEGATIVE COVENANTS

         The Borrower and the Guarantors covenant and agree that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans, together with all other amounts then due and owing hereunder:

         7.1 Merger; Consolidation. (a) The Borrower and the Guarantors will not, and PXRE Group will not permit or cause any of its Material Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

                   (i) PXRE Group or the Borrower may merge or consolidate with another Person so long as (x) either PXRE Group or the Borrower is the surviving entity, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of Section 5.9 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist;

                  (ii) any Material Subsidiary (other than the Borrower) may merge or consolidate with another Person so long as (x) the surviving entity is PXRE Group or a Wholly Owned Subsidiary, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of
         Section 5.9 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist; and

                 (iii) Subject to satisfaction of the conditions set forth in
         Section 3.4 (or the waiver thereof in accordance with Section 11.6), PXRE Group, PXRE Barbados, and the Borrower may consummate the Reorganization in accordance with the Reorganization Documents, notwithstanding any other provision of this Article VII to the contrary.

         (b) PXRE Group and the Borrower will not permit or cause any of its non-Material Subsidiaries to undertake any transaction or series of related transactions that would not be permitted under Section 7.1(a) to be undertaken by a Material Subsidiary if, immediately after the consummation of such transaction or series of related transactions, the non-Material Subsidiary would be a Material Subsidiary.

         7.2 Indebtedness. The Borrower and the Guarantors will not, and PXRE Group will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

                  (i) Indebtedness incurred under this Agreement and the Notes;



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



                  (ii) Indebtedness existing on the date hereof and described in
         Schedule 7.2;

                  (iii) accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

                  (iv) subject to Section 7.7(b), loans and advances by PXRE Group or any Subsidiary to any other Subsidiary or by any Subsidiary to PXRE Group, provided that, except for loans permitted under Section 7.7(b)(iv), any such loan or advance by any Subsidiary to either Guarantor or to the Borrower is subordinated in right and time of payment to the Obligations, except that PXRE Reinsurance may, during the 1999 and 2000 fiscal years, make and maintain a short-term loan to the Borrower that, so long as no Event of Default has occurred and is continuing, is not subordinated in time of payment to the Obligations, and provided further that the sole use of such short-term loan shall be to repurchase shares of the Borrower's Capital Stock and the principal amount thereof shall not exceed $17,000,000;

                   (v) unsecured Indebtedness of the Borrower or PXRE Group that is expressly subordinated and made junior in right and time of payment to the Obligations (including, in the case of indebtedness of PXRE Group, PXRE Group's guaranty of such Obligations as set for forth in
         Article IX) and that is evidenced by one or more written agreements or instruments having terms, conditions and provisions (including, without limitation, provisions relating to principal amount, maturity, covenants, defaults, interest, and subordination) satisfactory in form and substance to the Required Lenders in their sole discretion and which shall provide, at a minimum and without limitation, that such Indebtedness (a) shall mature by its terms no earlier than the first anniversary of the Maturity Date, (b) shall not require any scheduled payment of principal prior to the first anniversary of the Maturity Date, and (c) shall have covenants and undertakings that, taken as a whole, are materially less restrictive than those contained herein (the Indebtedness described hereinabove, "Subordinated Indebtedness"); provided that, as further conditions to the issuance of any Subordinated Indebtedness, (1) immediately after giving effect to the issuance of such Subordinated Indebtedness, no Default or Event of Default shall exist, (2) all agreements and instruments evidencing or governing such Subordinated Indebtedness shall have been approved in writing by the Required Lenders (or the Agent on their behalf), and (3) prior to or concurrently with the issuance of such Subordinated Indebtedness, the Borrower shall have delivered to each Lender a certificate, signed by a Financial Officer of the Borrower or PXRE Group, as the case may be, satisfactory in form and substance to the Required Lenders and to the effect that, after giving effect to the incurrence of such Subordinated Indebtedness, PXRE Group is in compliance with the financial covenants set forth in Sections 6.1 and 6.2, such compliance being determined with regard to calculations made on a pro forma basis in accordance with GAAP as of the last day of the fiscal quarter then most recently ended and as if such Subordinated Indebtedness had been incurred on the first day of the period



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



         applicable to such covenants (such calculations to be attached to such certificate); and provided further that the Net Cash Proceeds from the issuance of such Subordinated Indebtedness shall be applied to reduce the Commitments in accordance with, and to the extent required under, the provisions of Section 2.5(c);

                  (vi) purchase money Indebtedness of the Borrower and its Subsidiaries incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business, including Indebtedness in respect of capital lease obligations, and any renewals, refinancings or replacements thereof (subject to the limitations on the principal amount thereof set forth in this clause (vi)), which Indebtedness shall not exceed $10,000,000 in aggregate principal amount outstanding at any time;

                 (vii) Indebtedness in respect of outstanding letters of credit, in the aggregate not to exceed twenty-five percent (25%) of the Statutory Capital and Surplus of PXRE Reinsurance at any time, issued on behalf of any Insurance Subsidiary for the benefit of Lloyd's to satisfy capital requirements imposed by Lloyd's to support such Insurance Subsidiary's business in the Lloyd's insurance Market, and Indebtedness in respect of reimbursement obligations in respect of letters of credit issued for the benefit of any Insurance Subsidiary or the Borrower in the ordinary course of its business to support the payment of obligations arising under insurance and reinsurance contracts and weather and similar swap agreements; and

                (viii) other unsecured Indebtedness not exceeding $20,000,000 in aggregate principal amount outstanding at any time.

         7.3 Liens. The Borrower and the Guarantors will not, and PXRE Group will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

                  (i) Liens in existence on the date hereof and set forth on
         Schedule 7.3;

                  (ii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);



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                 (iii) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under
         Section 8.1(i)) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations (including statutory obligations of Insurance Subsidiaries), surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

                  (iv) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                   (v) Liens securing the purchase money Indebtedness permitted under clause (vi) of Section 7.2, provided that any such Lien (a) shall attach to such property concurrently with or within ten (10) days after the acquisition thereof by the Borrower or such Guarantor or Subsidiary, (b) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to the Borrower or such Guarantor or Subsidiary and (c) shall not encumber any other property of the Borrower or any Guarantor or any of the Subsidiaries;

                  (vi) any attachment or judgment Lien not constituting an Event of Default under Section 8.1(h) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                  (vii) Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases;

                (viii) Liens on Borrower Margin Stock, to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock);

                  (ix) with respect to any real property occupied by the Borrower or the Guarantors or any of the Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes;

                   (x) Liens on assets, not to exceed thirty percent (30%) of the Statutory Capital and Surplus of PXRE Reinsurance at any time, (y) pledged to secure letters of credit described in Section 7.2(vii) or
         (z) held in trust for the benefit of Lloyd's to satisfy capital requirements imposed by Lloyd's to support an Insurance Subsidiary's business in the Lloyd's insurance Market; and



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



                  (xi) other Liens securing obligations of PXRE Group and its Subsidiaries not exceeding $5,000,000 in aggregate amount outstanding at any time.

         7.4 Disposition of Assets. The Borrower and the Guarantors will not, and PXRE Group will not permit or cause any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any Subsidiary, but excluding any payments of losses or other liabilities incurred by an Insurance Subsidiary, the Borrower or PXRE Group pursuant to insurance policies and contracts, reinsurance agreements, weather and similar swap agreements and other commitments entered into by such Insurance Subsidiary, the Borrower or PXRE Group in the ordinary course of business), or enter into any arrangement with any Person providing for the lease by the Borrower or the Guarantors or any Subsidiary as lessee of any material asset that has been sold or transferred by the Borrower or such Guarantor or Subsidiary to such Person, or agree to do any of the foregoing, except for:

                   (i) sales of inventory and licenses or leases of intellectual property and other assets, in each case in the ordinary course of business;

                  (ii) the sale or exchange of used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, replacement equipment or (z) such equipment is no longer necessary for the operations of the Borrower or its applicable Subsidiary in the ordinary course of business;

                 (iii) the sale or other disposition by PXRE Group and its Subsidiaries of any Guarantor Margin Stock to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of PXRE Group and its Subsidiaries (including Guarantor Margin Stock), provided that fair value is received in exchange therefor;

                  (iv) the sale, lease or other disposition of assets by a Subsidiary of the Borrower to the Borrower or its Subsidiary if, immediately after giving effect thereto, no Default or Event of Default would exist;

                  (v) sales of investment assets in the ordinary course of business;

                  (vi) the sale by PXRE Group and its Subsidiaries of (x) the capital stock or all or any portion of the assets, business or properties of a Subsidiary that is not a Material Subsidiary; (y) any asset or group of assets of an Insurance Subsidiary constituting less than (A) in any single transaction or series of related transactions, ten percent (10%) of Combined Statutory Capital and Surplus as of the last day of the fiscal quarter ending on or immediately prior to the date of such sale, and (B) during the term of this Agreement, in the aggregate with all such other sales pursuant to this clause (vi), thirty percent (30%) of Combined Statutory Capital and Surplus as of the end of the immediately preceding fiscal quarter; and (z) any asset or group of assets of a non-Insurance Subsidiary constituting less than
         (A) in any single transaction or series of related transactions, ten percent (10%) of the total assets of the Borrower and its Subsidiaries on a consolidated



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



         basis, determined in accordance with GAAP as of the last day of the fiscal quarter ending on or immediately prior to the date of such sale, and (B) during the term of this Agreement, in the aggregate with all such other sales pursuant to this clause (vi), thirty percent (30%) of the total assets of the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP as of the end of the immediately preceding fiscal quarter; provided in the case of any sale pursuant to this clause (vi) that immediately after giving effect thereto, no Default or Event of Default would exist; and

                 (vii) transactions permitted under Section 7.7.

         7.5 Investments. The Borrower and the Guarantors will not, and PXRE Group will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than:

                  (i) Cash Equivalents;

                  (ii) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property and other assets, in each case in the ordinary course of business;

                  (iii) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

                  (iv) without duplication, Investments consisting of intercompany Indebtedness permitted under clause (iv) of Section 7.2;

                  (v) Investments existing on June 30, 1999 and set forth in
         Schedule 7.5(a);

                  (vi) Investments consisting of the making of capital contributions or the ownership or purchase of Capital Stock (a) by PXRE Group or any Subsidiary in any other Wholly Owned Subsidiary and (b) by any Subsidiary in the Borrower or PXRE Group;

                  (vii) Permitted Acquisitions;



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



                  (viii) other Investments by the Borrower and its Subsidiaries to the extent permitted under applicable Requirements of Law and in compliance with the following restrictions:

                           (a) all investments shall be in compliance at all
                  times with (i) the Insurance Code, if applicable, (ii) the requirements of the Lloyd's insurance Market, if applicable,
                  (iii) all applicable insurance laws and regulations of any other relevant jurisdictions relating to investments by an Insurance Subsidiary, and (iv) the limitations set forth in the Investment Policy;

                           (b) the amount equal to forty percent (40%) of the
                  carrying value of the aggregate admitted assets of the Borrower's Insurance Subsidiaries (determined in accordance with SAP) and the aggregate investment assets of the Borrower and its non-Insurance Subsidiaries (determined in accordance with GAAP) that comprise the "Excess Capital and Surplus Portfolio," as defined in the Investment Policy, shall be less than one-third of the Combined Statutory Capital and Surplus of the Borrower's Insurance Subsidiaries at any time;

                           (c) with respect to the Insurance Subsidiaries'
                  Investments, other than those issued or unconditionally guaranteed by the United States Government, the aggregate Investments of such Insurance Subsidiaries in the securities of any single issuer shall not constitute on any date during the term of this Agreement more than five percent (5%) of the Average Combined Invested Assets of such Insurance Subsidiaries, it being understood that any securities held on the last day of a fiscal quarter shall, for purposes of this clause (c), be measured against the Average Combined Invested Assets for the four quarters ending prior to such quarter; provided that, the failure of the Borrower to comply with this clause (c) shall not constitute a Default under this Agreement if each failure to comply during any fiscal quarter shall have been cured within forty-five (45) days following the end of such fiscal quarter (or, with respect to cure by the Borrower through disposition of a limited partnership interest requiring disposition in accordance with such limited partnership's partnership agreement or other organizational documents, definitive instruction to sell such partnership interest has been given as soon as practicable (but in no event later than five (5) Business Days) after the Borrower obtains knowledge of noncompliance hereunder and such interest is sold at the earliest possible date in accordance with such partnership agreement and organizational documents); and

                           (d) with respect to the Investments of the Borrower
                  and its non-Insurance Subsidiaries (other than (A) Borrower's Investments of cash and Cash Equivalents and (B) Borrower's Investments of up to $10,000,000 equity in Cat Bond Investors, L.L.C.), (i) the aggregate of such Investments shall not exceed six and one-half percent (6-1/2%) of Borrower's Consolidated Net Worth, and (ii) the aggregate of such Investments in the securities of any single issuer shall constitute



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                  at all times no more than one and one-half percent (1-1/2%) of the Borrower's Consolidated Net Worth;

                  (ix) the Borrower's Investment in Cat Bond Investors, L.L.C. up to $10,000,000;

                  (x) Investments of PXRE Group and its non-Insurance Subsidiaries (other than Investments of cash and Cash Equivalents), provided that (i) the aggregate of such Investments shall not exceed six and one-half percent (6-1/2%) of PXRE Group's Consolidated Net Worth, and (ii) the aggregate of such Investments in the securities of any single issuer shall constitute at all times no more than one and one-half percent (1-1/2%) of PXRE Group's Consolidated Net Worth; and

                  (xi) Investments by PXRE Bermuda to the extent permitted under applicable Requirements of Law and in compliance with PXRE Bermuda's Investment Policy.

         7.6 Restricted Payments. (a) The Borrower and the Guarantors will not, and PXRE Group will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing, except that:

                   (i) PXRE Group may (v) declare and make dividend payments or other distributions to holders of PXRE Group's Capital Stock (including, without limitation, its common stock), in cash or in shares of such Capital Stock, (w) cause the Borrower to make payments to any Subsidiary pursuant to Indebtedness related to any Trust Preferred Securities, and (x) purchase, redeem, retire or otherwise acquire shares of its Capital Stock, in cash or in-kind, and the Subsidiary of the Borrower that has issued Trust Preferred Securities may declare and make dividend payments or other distributions to holders of such Trust Preferred Securities and purchase, redeem, retire or otherwise acquire such Trust Preferred Securities, in cash or in-kind, in each case provided that, immediately after giving effect thereto, (y) no Default or Event of Default would exist, and (z) the Fixed Charge Coverage Ratio would be at least 1.5 to 1.0, such ratio to be determined for purposes of this clause (i) as of the last day of the most recently ended fiscal quarter as if such dividend, distribution, payment or acquisition had been effected as of such date; and

                  (ii) each Wholly Owned Subsidiary of PXRE Group may declare and make dividend payments or other distributions to PXRE Group or another Wholly Owned Subsidiary of PXRE Group, to the extent not prohibited under applicable Requirements of Law.



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



         (b) The Borrower and the Guarantors will not, and PXRE Group will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on any Subordinated Indebtedness, or directly or indirectly make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Subordinated Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes.

         7.7 Transactions with Affiliates. (a) The Borrower and the Guarantors will not, and PXRE Group will not permit or cause any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:

                   (i) transactions described in the Borrower's or PXRE Group's filings under the Exchange Act or the Securities Act or on Schedule 7.7 or otherwise expressly permitted under this Agreement;

                  (ii) the payment by PXRE Group or any Subsidiary of reasonable and customary fees to members of its board of directors; and

                 (iii) the payment by the Borrower to the Guarantors of reasonable and customary annual guaranty fees not to exceed one percent (1%) of the aggregate Commitment of the Lenders.

         (b) In addition to the requirements of Section 7.7(a), and notwithstanding any provision of this Agreement to the contrary, the Borrower will not, and PXRE Group and the Borrower will not permit or cause any of the Borrower's Subsidiaries to, enter into any transaction with PXRE Group or any of its Subsidiaries (other than Borrower and its Subsidiaries) other than:

                   (i) the following reinsurance agreements and the transactions incident thereto (herein "Permitted Intercompany Reinsurance Agreements"):

                           (A) the Bermuda Reinsurance Agreement constituting a
                  quota share agreement (the "Initial Quota Share Agreement"), provided such agreement shall initially have a one year term and be on a basis of reinsurance not exceeding thirty percent (30%) quota share and any amendments or modifications thereto shall be subject to Section 7.7(b)(i)(B);

                           (B) any other reinsurance agreement pursuant to which
                  any of Borrower's Insurance Subsidiaries cedes business to any of PXRE Group's Insurance Subsidiaries (other than Borrower's Subsidiaries) and any



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                  amendments, modifications or replacements of the Initial Quota
                  Share Agreement (in each case, a "New Cession Agreement") if
                  (1) no Default has occurred or is continuing immediately after giving effect to such New Cession Agreement, and (2) in the event such New Cession Agreement would alter the accounting treatment or underlying economic or financial terms of the prior agreement, the Borrower shall have provided, at least thirty (30) days prior to the effectiveness of such New
                  Cession Agreement, the Agent and the Lenders projections, based on reasonable assumptions and prepared in a manner consistent with the projections required under Section 5.3(b), showing that such New Cession Agreement (after taking into account all other Permitted Reinsurance Agreements) will not create or result in a Default during the period such New Cession Agreement shall be in effect;

                           (C) the Bermuda Reinsurance Agreement constituting a
                  stop loss agreement (the "Initial Stop Loss Agreement"), provided its initial term does not exceed one year, PXRE Reinsurance's maximum loss amount thereunder shall not exceed $30,000,000, and any amendments or modifications thereto shall be subject to Section 7.7(b)(i)(D);

                           (D) any other reinsurance agreement pursuant to which
                  any of Borrower's Insurance Subsidiaries assume or undertake the risks or liabilities of any of PXRE Group's Insurance Subsidiaries (other than Borrower's Subsidiaries) and any amendments, modifications or replacements of the Initial Assuming Agreement (in each case, a "New Assuming Agreement" and, collectively with the Initial Stop Loss Agreement, "Permitted Assuming Agreements") if (1) no Default has occurred or is continuing immediately after giving effect to such New Assuming Agreement, and (2) the aggregate of the Borrower's Insurance Subsidiaries' maximum loss amount thereunder and under all other Permitted Assuming Agreements then in effect shall then and at all times thereafter be less than the difference between the actual Combined Statutory Capital and Surplus and the minimum Combined Statutory Capital and Surplus required under Section 6.4;

                  (ii) the Reorganization in accordance with the Reorganization Documents;

                  (iii) dividends and distributions by the Borrower to PXRE Barbados otherwise permitted under Section 7.6;

                  (iv) loans from Borrower or any of its Subsidiaries to either Guarantor (A) up to an aggregate outstanding principal amount of $35,000,000 for the sole purpose of providing capital for PXRE Bermuda and (B) up to an aggregate outstanding principal amount of $1,500,000 for general corporate purposes, which loans shall not be required to be subordinated in time of payment to the Obligations so long as no Event of Default has occurred and is continuing; and



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



                   (v) agreements for the provision of intermediary, investment, administrative, personnel, technology or similar services by the Borrower or any of its Subsidiaries for or on behalf of PXRE Group or any of its Subsidiaries.

         7.8 Lines of Business. The Borrower and the Guarantors will not, and PXRE Group will not permit or cause any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by it on the date hereof and businesses and activities reasonably related thereto (including without limitation insurance management, agency and brokerage business undertaken through a Subsidiary other than a Material Subsidiary) or (ii) in the case of an Insurance Subsidiary, the offering and sale of any property and casualty insurance or reinsurance products or, in the case of PXRE Bermuda, life reinsurance products.

         7.9 Certain Amendments. The Borrower and the Guarantors will not, and PXRE Group will not permit or cause any of its Subsidiaries to, (i) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any agreement or instrument evidencing or governing any Subordinated Indebtedness, the effect of which would be to (a) increase the principal amount due thereunder, (b) shorten or accelerate the time of payment of any amount due thereunder, (c) increase the applicable interest rate or amount of any fees or costs due thereunder, (d) amend any of the subordination provisions thereunder (including any of the definitions relating thereto), (e) make any covenant therein more restrictive or add any new covenant, or (f) otherwise materially and adversely affect the Lenders, or breach or otherwise violate any of the subordination provisions applicable thereto, including, without limitation, restrictions against payment of principal and interest thereon, or (ii) amend, modify or change any provision of its articles or certificate of incorporation or bylaws, or the terms of any class or series of its Capital Stock or the provisions of the Reorganization Documents, other than in a manner that could not reasonably be expected to adversely affect the Lenders.

         7.10 Limitation on Certain Restrictions. The Borrower and the Guarantors will not, and PXRE Group will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of the Borrower, the Guarantors and the Subsidiaries to perform and comply with their respective obligations under the Credit Documents or (ii) the ability of any Subsidiary to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower, the Guarantors or any other Subsidiary, to make loans or advances to the Borrower, the Guarantors or any other Subsidiary, or to transfer any of its assets or properties to the Borrower, the Guarantors or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

         7.11 No Other Negative Pledges. The Borrower and the Guarantors will not, and PXRE Group will not permit or cause any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in (i) this



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



Agreement, (ii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), and (iii) operating leases of real or personal property entered into by the Borrower or any of its Subsidiaries as lessee in the ordinary course of business.

         7.12 Accounting Changes. The Borrower and the Guarantors will not, and PXRE Group will not permit or cause any of its Subsidiaries (other than PXRE Ltd.) to, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP or SAP.

         7.13 Ratings. The Borrower and the Guarantors will not permit or cause
(i) the rating and financial strength rating of any Material Insurance Subsidiary (other than PXRE Ltd.) by A.M. Best & Company and Standard & Poor's, respectively, to be lower than "A-" at any time, (ii) the rating of each PXRE Syndicate by Standard & Poor's to be lower than "A-" at any time (in each case to the extent such ratings are provided), or (iii) the "group rating" of Standard & Poor's applicable to PXRE Bermuda to be lower than "A-" at any time.

         7.14 Reinsurance Agreements. The Borrower and the Guarantors will not, and PXRE Group will not permit or cause any of its Insurance Subsidiaries to do any of the following:

                   (i) enter into any Reinsurance Agreement, or remain a party to any Reinsurance Agreement (whether in effect as of the Closing Date or at any time thereafter) for any period longer than the period legally required under the terms of such Reinsurance Agreement (after taking into account all rights not to renew such Reinsurance Agreement or to withdraw from or terminate it without material penalty or financial detriment to PXRE Group, the Borrower or any of its Material Subsidiaries) with any reinsurer that is neither rated "A-" or better by A.M. Best & Company nor has a financial strength or group rating of "A-" or better by Standard & Poor's or Moody's (any such reinsurer, a "Rating Deficient Reinsurer") unless such Rating Deficient Reinsurer either

                           (u) is a syndicate that is operating as part of the
                  Lloyd's insurance Market during any period that the Lloyd's insurance Market maintains a rating of "A-" or better by A.M. Best & Company or "A-" or better by Standard & Poor's;

                           (v) is Select Re, provided that without the consent
                  of the Agent (which shall not be unreasonably withheld), the amount of gross premium ceded to Select Re by the Insurance Subsidiaries during any calendar year shall not materially exceed that amount of gross premium determined by multiplying Select Re's capital and surplus as at December 31 of the prior year by a fraction the numerator of which is the aggregate amount of gross premiums written by the Insurance Subsidiaries and retained for their own account during such prior year and the denominator of which is the Combined Statutory Capital and Surplus of the Insurance Subsidiaries as at December 31 of such prior year (all determined in accordance with SAP), and provided further that the obligations of Select Re to


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



                  the Insurance Subsidiaries shall be secured by one or more trust accounts, one or more clean, irrevocable and unconditional letters of credit, or other security arrangements or combination of the foregoing, all as more fully described in retrocessional agreements substantially in the form of the existing retrocessional agreements between Select Re and the Insurance Subsidiaries.

                           (w) is a pooling arrangement composed solely of
                  Persons that are not, on an individual basis, Rating Deficient Reinsurers;

                           (x) has provided a letter of credit, issued by a
                  "qualified" bank (as defined in the Requirements of Law of Connecticut) having a long term senior debt rating of "A" or better by Standard & Poor's and Moody's, in favor of the applicable Insurance Subsidiary in an amount equal to or greater than the obligations transferred pursuant to such Reinsurance Agreement;

                           (y) has placed assets in a trust with a fiduciary and
                  under terms, including investment restrictions consistent with this Agreement, such that the ceding Insurance Subsidiary shall be entitled to receive credit as admitted reinsurance, under the requirements of the applicable Insurance Regulatory Authority, for the reinsurer's share of the obligations transferred pursuant to such Reinsurance Agreement;

                           (z) has otherwise provided collateral in favor of the
                  applicable Insurance Subsidiary in form and amount satisfactory to the Required Lenders;

         provided, however, that any Insurance Subsidiary may remain a party to a Reinsurance Agreement with a Rating Deficient Reinsurer that does not meet the description of clause (u), clause (v) or clause (w) above and has not provided the collateral of the type described in clauses (x),
         (y) and (z) above (all such Ratings Deficient Reinsurers, collectively, the "Non-Approved Reinsurers") provided that for each fiscal year (or portion thereof) ending with each fiscal quarter thereof, the aggregate amount of Reinsurance Premiums Ceded by the Insurance Subsidiaries during such fiscal year (or portion thereof) to all Non-Approved Reinsurers as of each such quarter ended is not greater than $15,000,000;

                  (ii) enter into any Reinsurance Agreements or, except to the extent required by an applicable Requirement of Law, make any amendment or modification to or waiver of any Reinsurance Agreements, that would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; or

                 (iii) be or become a party to any Surplus Relief Reinsurance Agreement if the increase in Combined Statutory Capital and Surplus as a result of or arising from such Surplus Relief Reinsurance Agreement, when added to the increase in Combined Statutory Capital and Surplus as a result of or arising from all other Surplus Relief Reinsurance Agreements theretofore entered into by any Insurance Subsidiary, net of any


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



surplus relief recaptured in respect of such Surplus Relief Reinsurance Agreements, exceeds five percent (5%) of Combined Statutory Capital and Surplus as of the most recent fiscal year end.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

        8.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":


         (a) The Borrower shall fail to pay any principal of any Loan when due or shall fail to pay any interest on any Loan or any fee or any other Obligation within three (3) Business Days of the date due;

         (b) The Borrower or Guarantors shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of Sections 2.14, 5.1, 5.2, 5.3(f), 5.8, 5.9, 5.10 or in Article VI or Article VII;

         (c) The Borrower or Guarantors or any of the Subsidiaries shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in subsections (a) and (b) above, and such failure (i) is deemed by the terms of the relevant Credit Document to constitute an Event of Default or
(ii) shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of (y) the date on which a Responsible Officer of the Borrower or any Guarantor acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Agent or any Lender to the Borrower;

         (d) Any representation or warranty made or deemed made by or on behalf of the Borrower or Guarantors or any of the Subsidiaries in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

         (e) The Borrower, any Guarantor or Subsidiary shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) (y) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $5,000,000 or (z) any termination or other payment under any Hedge Agreement covering a notional amount of Indebtedness of at least $25,000,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect

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



thereof, and the effect of such failure, event or condition is to cause such Indebtedness to become due, or to be required to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

         (f) The Borrower, any Guarantor or Subsidiary shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (g) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

         (g) Any involuntary petition or case shall be filed or commenced against the Borrower, any Guarantor or Subsidiary seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

         (h) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $3,000,000 shall be entered or filed against the Borrowers, any Guarantor or Subsidiary or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days or in any event later than five days prior to the date of any proposed sale thereunder;

         (i) Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events and other events or conditions then existing, PXRE Group and its ERISA Affiliates have incurred or would be reasonably likely to incur liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) that has or would be reasonably likely to have a Material Adverse Effect;

         (j) Any one or more licenses, permits, accreditations or authorizations of the Borrower, any Guarantor or any of the Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by the Borrower, any Guarantor or any of the Subsidiaries to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

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



         (k) Any one or more Environmental Claims shall have been asserted against the Borrower, any Guarantor or any of the Subsidiaries (or a reasonable basis shall exist therefor); the Borrower ,the Guarantors and the Subsidiaries have incurred or would be reasonably likely to incur liability as a result thereof; and such liability, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

         (l) Any of the following shall occur: (i) any Person or group of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Borrower or any Guarantor representing 20% or more of the combined voting power of the then outstanding securities of the Borrower or such Guarantor ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of the individuals who constituted the Board of Directors as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Borrower as of the date hereof (or their replacements approved as herein required).

         8.2 Remedies: Termination of Commitments, Acceleration, etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

         (a) Declare the Commitments to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default pursuant to Section 8.1(f) or Section 8.1(g), the Commitments shall automatically be terminated);

         (b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of Default pursuant to Section 8.1(f) or Section 8.1(g), all of the outstanding principal amount of the Loans and all other amounts described in this subsection
(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower and Guarantors);

         (c) Obtain, at the Borrower's and Guarantors' expense and as soon as reasonably possible, with respect to each Insurance Subsidiary, a current actuarial review and valuation statement of, and opinion as to the adequacy of, such Insurance Subsidiary's loss and loss adjustment expense reserve positions with respect to the insurance business then in force, and covering such other subjects as are customary in actuarial reviews and as may be requested by the Required Lenders, prepared by an independent actuarial firm acceptable to the Required Lenders in accordance with reasonable actuarial assumptions and procedures (the Borrower hereby agreeing to cooperate in connection therewith); and

         (d) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

         8.3 Remedies: Set-Off. In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by the Borrower and Guarantors, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrower and Guarantors, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower or either Guarantor against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured, the Borrower and Guarantors hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                                   ARTICLE IX

                                    GUARANTY

         9.1 Guaranty.

         (a) In consideration for the Lenders' willingness to permit the Reorganization and the amendments to the Old Credit Agreement reflected in this Agreement, the Guarantors hereby unconditionally, irrevocably and jointly and severally guarantee to the Agent and the Lenders, for the ratable benefit of the Agent and the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         (b) The Guarantors further agree to pay any and all expenses (including, without limitation, all reasonable fees and expenses of counsel actually incurred) that may be paid or incurred by the Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantors under this Article IX. This Article IX shall remain in full force and effect until the Obligations are paid in full and the Commitments have

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been terminated, notwithstanding that from time to time prior thereto the
Borrower may be free from any Obligations.

         (c) No payment or payments made by the Borrower or any other Person or received or collected by the Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors hereunder, and the Guarantors shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full and the Commitments have been terminated.

         (d) The Guarantors agree that whenever, at any time, or from time to time, they shall make any payment to the Agent or any Lender on account of their liability under this Article IX, they will notify the Agent and such Lender in writing that such payment is made under this Article IX for such purpose.

         9.2 Right of Set-Off. The Agent and each Lender is hereby irrevocably authorized at any time and from time to time without notice to the Guarantors, any such notice being expressly waived by the Guarantors, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent or such Lender to or for the credit or the account of either Guarantor, or any part thereof in such amounts as the Agent or such Lender may elect, against or on account of the obligations and liabilities of the Guarantors to the Agent or such Lender hereunder which are then due and payable and claims of every nature and description of the Agent or such Lender against the Guarantors, in any currency, whether arising hereunder, under any other Credit Document or otherwise in connection therewith, as the Agent or such Lender may elect, whether or not the Agent or such Lender has made any demand for payment. The Agent or such Lender shall notify the Guarantors promptly of any such set-off and the application made by the Agent or such Lender, as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Agent or such Lender may have.

         9.3 No Subrogation. Notwithstanding any payment or payments made by the Guarantors hereunder, or any set-off or application of funds of the Guarantors by the Agent or any Lender, the Guarantors shall not be entitled to be subrogated to any of the rights of the Agent or any Lender against the Borrower or against any collateral or other security or guarantee or right of offset held by the Agent or any Lender for the payment of the Obligations, nor shall the Guarantors seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantors hereunder, until all amounts owing to the Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments have been terminated. If any amount shall be paid to the Guarantors on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such

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amount shall be held by the Guarantors in trust for the Agent and the Lenders, segregated from other funds of the Guarantors, and shall, forthwith upon receipt by the Guarantors, be turned over to the Agent in the exact form received by the Guarantors (duly endorsed by the Guarantors to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Agent may determine. The provisions of this Section shall survive the termination of this Agreement and the payment in full of the Obligations and the termination of the Commitments.

         9.4 Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantors shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantors, and without notice to or further assent by the Guarantors, any demand for payment of any of the Obligations made by the Agent or any Lender may be rescinded by the Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral or other security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, and any Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof as the Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral or other security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of the Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against either Guarantor the Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or the other Guarantor or any other guarantor, and any failure by the Agent or any Lender to make any such demand or to collect any payments from the Borrower, the other Guarantor, or any such other guarantor or any release of the Borrower, the other Guarantor or such other guarantor shall not relieve either Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Lender against either Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         9.5 Guaranty Absolute and Unconditional. The Guarantors waive any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between the Guarantors, on the one hand, and the Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Guarantors waive diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Guarantors and the Borrower with respect to the Obligations, and without limitation of the foregoing, specifically waive the benefits of Sections 26-7 through 26-9, inclusive, of the General Statutes of North Carolina, as amended

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from time to time, and any similar statute or law of any other jurisdiction, as the same may be amended from time to time. This Article IX shall be construed as a continuing, absolute and unconditional guaranty of payment and not of collection and the Guarantors hereby waive any defenses that they may now have or in the future may have, or are deemed to have, without regard to (a) the validity, regularity or enforceability of this Agreement, any other Credit Document, any of the Obligations or any other Collateral or other security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against the Agent or any Lender, (c) any discharge, modification, settlement, compromise or other action in respect of any Obligations or any guaranty or other liability in respect thereof, including any acceptance or refusal of any offer or performance with respect to the same or the subordination of the same to the payment of any other obligations, or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Guarantors or the Borrower) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantors under this Article IX, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantors, the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral or other security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral or other security or guarantee or to exercise any such right of offset, or any release of any of the Borrower or any such other Person or of any such Collateral or other security, guarantee or right of offset, shall not relieve the Guarantors of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Lender against the Guarantors. This Article IX shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and their respective successors and assigns, and shall inure to the benefit of the Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantors under this Agreement shall have been satisfied by payment in full and the Commitments shall have been terminated, notwithstanding that from time to time during the term of this Agreement the Borrower may be free from any Obligations.

         9.6 Reinstatement. This Article IX shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

         9.7 Payments. The Guarantors hereby agree that all payments required to be made by them hereunder will be made to the Agent without set-off or counterclaim in accordance with the terms of the Obligations, including, without limitation, in the currency in which payment is due.

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                                    ARTICLE X

                                    THE AGENT

         10.1 Appointment. Each Lender hereby irrevocably appoints and authorizes First Union to act as Agent hereunder and under the other Credit Documents and to take such actions as agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

         10.2 Nature of Duties. The Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Credit Documents. The Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

         10.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of each Credit Party, their respective Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of any Credit Party or any of their respective Subsidiaries.

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         10.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Agent in accordance with the provisions of this Agreement. The Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Agent, violate any applicable law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

         10.5 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent or any such Person hereinafter taken, including any review of the affairs of the Credit Parties and their Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that (i) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower, the Guarantors and the Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Credit Parties, their respective Subsidiaries or any other Person that may at any time come into the

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possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         10.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Agent shall have no obligation to notify the Lenders with respect thereto. The Agent shall (subject to Sections 10.4 and 11.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.

         10.7 Indemnification. To the extent the Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify the Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, and (ii) to reimburse the Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Credit Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

         10.8 The Agent in its Individual Capacity. With respect to its Commitment, the Loans made by it and the Note or Notes issued to it, the Agent in its individual capacity and not as Agent shall have the same rights and powers under the Credit Documents as any other Lender

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and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with the Credit Parties, any of their respective Subsidiaries or any of their respective Affiliates as if the Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         10.9 Successor Agent. The Agent may resign at any time by giving ten
(10) days' prior written notice to the Borrower and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Agent (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such ten-day period, then the retiring Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Agent from among the Lenders. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. If no successor to the Agent has accepted appointment as Agent by the thirtieth
(30th) day following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided for hereinabove.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Fees and Expenses. The Borrower and the Guarantors agree effective upon the execution of this Agreement (i) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent) in connection with the Agent's due diligence investigation in connection with, and the preparation, negotiation, execution, delivery and syndication of, this Agreement and the other Credit Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent and each Lender (including, without limitation, reasonable attorneys' fees and expenses) in connection with (y) any refinancing or restructuring of the credit arrangement

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provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold the Agent and each Lender harmless from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents. The Borrower's obligations under this Section 11.1 shall survive the repayment of the Loans.

         11.2 Indemnification. (a) The Borrower and the Guarantors agree, effective upon the execution of this Agreement and whether or not the transactions contemplated by this Agreement shall be consummated, to indemnify and hold the Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any of the other Credit Documents, any of the transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans (including, without limitation, in connection with the actual or alleged generation, presence, discharge or release of any Hazardous Substances on, into or from, or the transportation of Hazardous Substances to or from, any real property at any time owned or leased by the Borrower or any of its Subsidiaries, any other Environmental Claims or any violation of or liability under any Environmental
Law), or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. Subject only to paragraph (b) below, all of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower, as and when incurred and upon demand. The obligations of the Borrower under this Section
11.2 shall survive the repayment of the Loans.

         (b) Any Indemnified Person shall give prompt written notice to the Borrower after the receipt by such Indemnified party of any written notice, or after such Indemnified Person becomes aware, of the commencement of any action, suit, claim or proceeding for which such Indemnified Person seeks indemnification hereunder. Upon such notice, the Borrower shall be entitled to defend such action, suit, claim or proceeding at its own expense and by its own counsel, provided that (i) such counsel is reasonably satisfactory to the Indemnified Person, (ii) the Indemnified Person is kept reasonably informed of developments, and (iii) such counsel

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proceeds with diligence and in good faith with respect thereto. The Indemnified
Person shall have the right to participate in the defense and investigation of such action, suit, claim or proceeding with its own counsel and at its own expense, except that the Borrower shall bear the reasonable expense of such separate counsel if (x) in the reasonable judgment of the Indemnified Person, based upon written advice of its counsel, a conflict of interest may exist between such Indemnified Person and the Borrower with respect to the matter, in which case if the Indemnified Person notifies the Borrower in writing that such Indemnified Person elects to employ separate counsel at the Borrower's expense, the Borrower shall not have the right to assume the defense of such action, suit, claim or proceeding on behalf of such Indemnified Person, or (y) the Borrower shall have failed to assume the defense of such claim in the manner provided above within a reasonable time after notice thereof is given to the Borrower; provided, however, that the Borrower shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expense of more than one separate firm for all Indemnified Persons unless, in the reasonable judgment of any Indemnified Person, based upon written advice of its counsel, a conflict of interest may exist between or among the Indemnified Persons. No Indemnified Person seeking indemnification hereunder will, without the Borrower's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, suit, claim or proceeding referred to above.

         11.3 Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (EXCLUDING NEW YORK GENERAL OBLIGATIONS LAW 'SS'5-1401). THE PARTIES HERETO HEREBY DECLARE THAT IT IS THEIR INTENTION THAT THIS AGREEMENT SHALL BE REGARDED AS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THAT THE LAWS OF SAID STATE SHALL BE APPLIED IN INTERPRETING ITS PROVISIONS IN ALL CASES WHERE LEGAL INTERPRETATION SHALL BE REQUIRED. EACH OF THE PARTIES HERETO AGREES (A) THAT THIS AGREEMENT INVOLVES AT LEAST $250,000; AND (B) THAT THIS AGREEMENT HAS BEEN ENTERED INTO BY THE PARTIES HERETO IN EXPRESS RELIANCE UPON NEW YORK GENERAL OBLIGATIONS LAW 'SS'5-1401. NOTWITHSTANDING THE FOREGOING CHOICE OF LAW, THE BORROWER AND GUARANTORS HEREBY CONSENT TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA OR THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE AGENT OR ANY LENDER OR THE BORROWER OR ANY GUARANTOR IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT OR ANY LENDER OR THE BORROWER OR ANY GUARANTOR. THE BORROWER

AND EACH GUARANTOR IRREVOCABLY AGREE TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE BORROWER AND EACH GUARANTOR CONSENT THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

         11.4 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE BORROWER, THE GUARANTORS, THE LENDERS AND THE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         11.5 Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

         (a) if to the Borrower, to 399 Thornall Street, Edison, New Jersey 08837, Attention: Mr. James F. Dore, Executive Vice President and Chief Financial Officer, or Mr. Sanford M. Kimmel, Senior Vice President and Treasurer, Telecopy No. (732) 906-9157, with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, Attention: F. Sedgwick Browne, Telecopy No. (212) 309-6273;

         (b) if to PXRE Group, to Clarendon House, 2 Church Street, P.O. Box HM666, Hamilton HM CX Bermuda, Attention: David J. Doyle, Telecopy No.
(    )                 , with a copy to                  ;

         (c) if to PXRE Barbados, to Chancery Chambers, High Street, Bridgetown, Barbados West Indies, Attention: Trevor A. Carmichael, Telecopy No.
(    )                   , with a copy to                       ;

         (d) if to the Agent, to First Union National Bank, One First Union Center, DC-4, 301 South College Street, Charlotte, North Carolina 28288-0680,
Attention: Syndication Agency Services, Telecopy No. (704) 383-0288; and

         (e) if to any Lender, to it at the address set forth on Schedule 1.1 (or if to any Lender not a party hereto as of the date hereof, at the address set forth in its Assignment and Acceptance);

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that notices and communications to the Agent shall not be effective until received by the Agent.

         11.6 Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by the Borrower or either Guarantor from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

         (a) unless agreed to by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations (other than fees payable to the Agent for its own account), or (ii) extend the Maturity Date or any other date (including any scheduled date for the mandatory reduction or termination of any Commitments) fixed for the payment of any principal of or interest on any Loan (other than additional interest payable under Section 2.8(b) at the election of the Required Lenders, as provided therein), any fees (other than fees payable to the Agent for its own account) or any other Obligations;

         (b) unless agreed to by all of the Lenders, (i) increase or extend any Commitment of any Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase), (ii) change the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take, any action hereunder (including as set forth in the definition of "Required Lenders"), (iii) release any Guarantor from its obligations under Article IX, or (iv) change any provision of Section 2.15 or this Section; and

         (c) unless agreed to by the Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Agent, hereunder or under any of the other Credit Documents;

and provided further that the Fee Letter may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

         11.7 Assignments, Participations. (a) Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it, and the Note or Notes held by it); provided, however, that (i) any such assignment (other than an assignment to a Lender or an Affiliate of a Lender) shall not be made without the prior written consent of the Agent and the Borrower (to be evidenced by its counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing), (ii) each such assignment shall be of a uniform, and not varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, no such assignment shall be in an aggregate principal amount (determined as of the date of the Assignment and Acceptance with respect to such assignment) less than $5,000,000 determined by combining the amount of the assigning Lender's outstanding Loans and Unutilized Commitment being assigned pursuant to such assignment, and (iv) the parties to each such assignment will execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,000 to the Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five
(5) Business Days after the execution thereof (unless the Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Agent and the other parties hereto as if set forth at length herein.

         (b) The Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of

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



the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and, if required, counterexecuted by the Borrower, together with the Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrower and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the provisions of Section 2.4 as necessary to reflect, after giving effect to the assignment, the Commitments of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Note or Notes and otherwise in substantially the form of Exhibit A. The Agent will return canceled Notes to the Borrower.

         (d) Each Lender may, without the consent of the Borrower, the Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the outstanding Loans made by it and the Note or Notes held by
it); provided, however, that (i) except in the case of a participation sold to a Lender or an Affiliate of a Lender, no such participation shall be in an aggregate principal amount less than $3,000,000, (ii) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (iii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except as to actions that would (x) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations, (y) extend the Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase or extend any Commitment of any Lender), and (v) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of Sections 2.16(a), 2.16(b), 2.17, 2.18 and 8.3 and the obligations of a Lender under Section 2.17, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, provided that no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

         (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

         (f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 11.13.

         11.8 No Waiver. The rights and remedies of the Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrower, Guarantors, Agent or Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower or any Guarantor in any case shall entitle the Borrower or any Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

         11.9 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) neither the Borrower nor either Guarantor shall sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement without the prior written consent of all of the Lenders and (ii) any Assignees and Participants shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of Section 11.7.

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



         11.10 Survival. All representations, warranties and agreements made by or on behalf of the Guarantors, the Borrower or any of their Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the Reorganization and the making and repayment of the Loans. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of Sections 2.16(a), 2.16(b), 2.17, 2.18, 9.7, 11.1 and 11.2, shall survive the payment in full of all Loans, the termination of the Commitments, and any termination of this Agreement or any of the other Credit Documents.

         11.11 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

         11.12 Construction. The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

         11.13 Confidentiality. Each Lender agrees to keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of any Guarantor, the Borrower or any of their Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that any Lender may disclose such information (i) to its directors, employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to the Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of Section 11.7(f).

         11.14 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Agent and the Borrower of written or telephonic notification of such execution and authorization of delivery thereof.

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



         11.15 Disclosure of Information. The Borrower and Guarantor agree and consent to the Agent's disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.

         11.16 Entire Agreement. THIS AGREEMENT AND THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) UPON COMPLIANCE WITH THE CONDITIONS SET FORTH IN SECTION 3.4 HEREOF AND CONSUMMATION OF THE REORGANIZATION, SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING, WITHOUT LIMITATION, THE COMMITMENT LETTER FROM FIRST UNION TO THE BORROWER DATED DECEMBER 2, 1998 (EXCEPT FOR PROVISIONS THE SURVIVAL OF WHICH IS EXPLICITLY SET FORTH THEREIN) BUT SPECIFICALLY EXCLUDING THE OLD CREDIT AGREEMENT, EXCEPT TO THE EXTENT AMENDED HEREBY, THE FEE LETTER AND THE AMENDMENT FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                  PXRE CORPORATION

                                  By:    JAMES F. DORE
                                         --------------------------------------

                                  Name:  James F. Dore
                                         --------------------------------------

                                  Title: Executive Vice President and Chief
                                         Financial Officer
                                         --------------------------------------

                                  PXRE GROUP LTD.

                                  By:    GERALD L. RADKE
                                         --------------------------------------

        J. MACDONALD              Name:  Gerald L. Radke
 ----------------------------            --------------------------------------
          Witness
                                  Title: Chairman
                                         --------------------------------------

                                  PXRE (BARBADOS) LTD.

                                  By:    GERALD L. RADKE
                                         --------------------------------------

        J. MACDONALD              Name:  Gerald L. Radke
 ----------------------------            --------------------------------------
          Witness
                                  Title:
                                         --------------------------------------



                             (signatures continued)

                                  FIRST UNION NATIONAL BANK, as Agent
                                    and as a Lender

                                  By:    GAIL M. GOLIGHTLY
                                         --------------------------------------

                                  Name:  Gail M. Golightly
                                         --------------------------------------

                                  Title: Senior Vice President
                                         --------------------------------------

                                  THE FIRST NATIONAL BANK OF CHICAGO

                                  By:    TIMOTHY J. STAMBAUGH
                                         --------------------------------------

                                  Name:  Timothy J. Stambaugh
                                         --------------------------------------

                                  Title: Senior Vice President
                                         --------------------------------------

                                  FLEET NATIONAL BANK

                                  By:    MARK VICKERY
                                         --------------------------------------

                                  Name:  Mark Vickery
                                         --------------------------------------

                                  Title: Assistant Vice President
                                         --------------------------------------

                                  CREDIT LYONNAIS NEW YORK BRANCH

                                  By:    SANDRA E. HORWITZ
                                         --------------------------------------

                                  Name:  Sandra E. Horwitz
                                         --------------------------------------

                                  Title: Senior Vice President
                                         --------------------------------------


                                      S-2